AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2007
REGISTRATION NO. 333–138634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL IT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7363	33-1145778
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
589 8th Avenue, 18th Floor
New York, New York 10018
(212) 983-5630
(Address and Telephone Number of
Principal Executive Offices and Principal Place of Business)

Craig S. Press
Chairman, Chief Executive Officer and Vice-President
589 8th Avenue, 18th Floor
New York, New York 10018
(212) 983-5630
(Name, Address and Telephone Number
of Agent for Service)

Copies to:
Ryan S. Hong, Esq.
Yaphett K. Powell, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.00001 par value per share	130,000,000 shares	$0.02	$2,600,000	$278.20
Common Stock underlying warrants	3,000,000 shares	$0.02	$60,000	$6.42
Total	133,000,000 shares	$0.02	$2,660,000	$284.62

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on November 8, 2006, on the Pink Sheets.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT GLOBAL IT HOLDINGS, INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PROSPECTUS DATED JANUARY 12, 2007

PROSPECTUS

133,000,000
SHARES OF COMMON STOCK

OF

GLOBAL IT HOLDINGS, INC.

This prospectus covers the sale of up to 133,000,000 shares of common stock (the “Common Stock”) of Global IT Holdings, Inc. (the “Company”, “Global IT”, “We”, “Us”, “Our” shall refer to Global IT Holdings, Inc. and its subsidiary) by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the section titled “Selling Shareholders.” Of the 133,000,000 shares of Common Stock registered hereby, 3,000,000 shares of Common Stock are issuable to certain Selling Shareholders upon the exercise of warrants and 130,000,000 shares of Common Stock are issuable to certain Selling Shareholders upon the conversion of certain convertible debentures. We will not receive any proceeds from the sale of the shares by any Selling Shareholder. We will receive proceeds of approximately $37,500 from the exercise of warrants based on the current closing bid price as of November 8, 2006. We have agreed to bear all expenses of registration of the Common Stock offered hereby under federal and state securities laws. As a result of this offering and upon effectiveness of the registration of the Common Stock, we will be an issuer filing periodic reports under Section 13 of the Securities Exchange Act of 1934.

Our Common Stock is quoted on the Pink Sheets under the symbol “GITH.PK”. The last reported sale price of the Common Stock as reported on the Pink Sheets on November 8, 2006, was $0.02 per share.

The Selling Shareholders, directly or through agents, brokers or dealers designated from time to time, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. See the section of this document titled “Plan of Distribution.” Our common stock and warrants are more fully described in the section of this prospectus entitled “Description of Securities.”

See the section of this document titled “Risk Factors” beginning on page 3 for certain factors relating to an investment in the shares of Common Stock offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 12, 2007.

TABLE OF CONTENTS

PageNumber
Prospectus Summary	1

Risk Factors	3

Forward-Looking Statements	12

Use of Proceeds	12

Description of Business	13

Properties	18

Legal Proceedings	18

Directors, Executive Officers, Promoters and Control Persons	18

Director and Executive Officer Compensation	19

Security Ownership of Management and Certain Beneficial Owners	20

Certain Relationships and Related Transactions	21

Management’s Discussion and Analysis of Financial Condition and Results of Operations	22

Market Price of and Dividends on the Common Stock	27

Description of Securities	28

Selling Shareholders	31

Plan of Distribution	32

Experts	34

Legal Matters	34

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	34

Where You Can Find More Information	34

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34

Index to Financial Statements

PROSPECTUS SUMMARY
About Global IT Holdings, Inc.

Background of the Company

We were incorporated as a Nevada corporation on March 7, 1983 as “Bobby Combs & Associates, Inc.” We changed our name to Mediaconcepts, Inc. on October 21, 1996. We again changed our name to High Road International, Inc. on March 1, 2004.

On June 14, 2005, we acquired Global I.T. Holdings, Inc., a Nevada corporation (“Global Subsidiary”). Global Subsidiary was organized on August 22, 2004 as a holding company to acquire Information Technology staffing businesses. Its holdings included its wholly-owned subsidiary, Platinum IT Consulting, Inc., a Delaware corporation (“Platinum”), a provider of a wide range of information technology ("IT") consulting, custom application development and solutions to Fortune 1000 companies and other large organizations. On June 17, 2005, Highroad and Global merged and the surviving corporation changed its name to “Global I.T. Holdings, Inc.”

Business of the Company

We are an information technology, or IT, staffing services company that provides a full range of specialized staffing and project implementation services and products. We provide professionals on both a short-term and permanent basis to our clients. Our staffing services enable our clients to direct their resources on their core businesses rather than on recruiting, training and managing IT professionals.

We contract with our customers to provide both short- and long-term IT staffing services at client locations primarily in the Northeast, in New York and New Jersey. Our consultants possess a wide range of skills and experience, including website development and integration, application programming and development, client/server development, systems software architecture and design, systems engineering and systems integration. Our IT staffing services accounted for approximately 90% of our revenues for both the 2005 fiscal year and the nine month period ended September 30, 2006.

We provide technical employees for our client’s needs, which usually range from three months to one year. Generally, clients may terminate engagements at any time. Staffing services are provided at the client's facility and are billed primarily on an hourly basis based on the actual hours worked by technical personnel we provide and with reimbursement for out-of-pocket expenses. We pay our technical personnel on a semi-monthly basis and invoice our clients, not less frequently than monthly.

We provide our IT staffing services to over 200 customers, including some Fortune 1000 companies. We serve a broad and diversified customer base with clients in the financial services, telecommunications, manufacturing, information technology, government, pharmaceutical, transportation and health care sectors. We believe our diverse customer base limits the risk associated with customer concentration. In fiscal 2005, for example, none of our customers represented more than 10% of our revenue and our ten largest customers represented approximately 50% of our revenue.

On April 12, 2005, we effected a 1 for 1000 reverse split of our issued and outstanding common stock. On June 16, 2006, we effected a 1 for 350 reverse split of our issued and outstanding common stock. All share data in the registration statement has been adjusted to reflect the effects of the reverse stock splits.

Liquidity and Going Concern

At September 30, 2006, the Company had cash of $55,318, accounts receivable net of $472,291 and a working capital deficit of $5,612,484 which includes $2,137,365 attributable to an embedded conversion option liability and $138,656 attributable to a warrant liability. The embedded conversion option liability and warrant liability represent the fair value of the potential liability the Company may incur if the Company is unable to issue capital shares to the holders of convertible notes or warrants, upon conversion or exercise, respectively, and thus, must settle those instruments with cash.

Our independent accountants have included an explanatory paragraph in our financial statements included in this prospectus, stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

ABOUT THE OFFERING AND THIS PROSPECTUS

This prospectus covers the resale of up to 133,000,000 shares of Common Stock by the Selling Shareholders identified in this prospectus under the section of this document titled “Selling Shareholders.” We will not receive any proceeds from the resale of shares of common stock by any Selling Shareholder. We will receive proceeds of approximately $37,500 from the exercise of warrants. See “Use of Proceeds.” We have agreed to bear all expenses of registration of the Common Stock offered by this prospectus.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, the Selling Shareholders may, from time to time, sell the Common Stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update or change the information contained in this prospectus. This prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits filed with or incorporated by reference into the registration statement and the additional information described under the section of this document titled “Where You Can Find More Information.”

Private Placement

On August 25, 2006, we closed a financing transaction in which we sold 10% secured convertible debentures (the “Cornell Debentures”) to Cornell Capital Partners, LP (“Cornell”) to raise $950,000 pursuant to a Securities Purchase Agreement dated thereof. We received $675,000 upon closing, received another $275,000 immediately prior to the date the registration statement was filed pursuant to Investors Registration Rights Agreement dated thereof between us and Cornell. The Cornell Debentures mature on February 25, 2007 and May 13, 2007, respectively. The Cornell Debentures are convertible from time to time into our common stock by Cornell at the price per share equal to, at the option of Cornell, (1) seventy-five percent (75%) of the lowest volume weighted average price of our common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date and (2) $0.035.

Cornell may not convert the Debentures or exercise the Warrants (as defined below) if such conversion or exercise would result in Cornell, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of our common stock. Cornell may waive this 4.99% ownership limitation upon not less than 65 days prior notice to us. We have an option to redeem a portion or all of the outstanding principal under the convertible Debentures at the price of one hundred twenty five percent (125%) of the principal amount redeemed plus accrued interest.

We and our subsidiary granted Cornell a security interest in certain of our assets pursuant to a Security Agreement dated August 25, 2006 between us and Cornell. We entered into a Pledge and Escrow Agreement with Cornell, dated August 25, 2006 (the “Pledge Agreement”) whereby we agreed to pledge 25,000,000 shares of our common stock until such time all obligations under the Cornell Debentures have been satisfied. Pursuant to the Pledge Agreement, we delivered to the escrow agent stock certificates representing 25,000,000 shares of our common stock. We paid Yorkville Advisors, LLC a structuring fee of $15,000 and a commitment fee equal to 10% of the total purchase price of the Debentures of which $67,500 was paid on August 25, 2006 upon the funding of $675,000 of the Debentures and $275,000 was paid on November 10, 2006 upon the funding of $275,000 of the Debentures. Cornell also received a four-year Series A warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.001 per share (the “Series A Warrant”) and a four-year Series B warrant to purchase 1,500,000 shares of common stock at an exercise price of the lesser of (a) $.024 per share and (b) 75% of the lowest closing bid price on the exercise date (the “Series B Warrant”). The shares underlying the Series A Warrant, Series B Warrant and the Cornell Debentures are being registered on this registration statement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus before deciding to invest in our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect our company.

Risks Related to Our Business

We have a history of losses and negative cash flows from operations and may not be profitable in the future.

We have incurred operating losses in 2005 and 2004. In the year ended December 31, 2005, we had an operating loss of approximately $1.42 million and net loss of $1.76 million. During the period from our inception on August 22, 2004 until December 31, 2004, we had an operating loss of approximately $406,000 and a net loss of $616,000. There is no guarantee that we can achieve, or once achieved, sustain, profitability on a quarterly or annual basis in the future. If revenues grow slower than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly we could experience losses and the results of operations and financial condition would be materially and adversely affected.

Our limited operating history makes it difficult to predict how our business will develop and our future operating results.

We were incorporated on August 22, 2004 and our company has been engaged in our current business for only approximately two years. Accordingly, we have a limited operating history and our operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. There is no assurance that we will be able to develop successfully the business we are pursuing. We cannot be certain that our business will be successful or that we will generate significant revenues.

We will need additional capital for future operations.. If we are unable to obtain such capital, it may affect our ability to operate our business effectively, if at all.

We have been dependent primarily on debt securities and shareholder loans to fund our operations. We do not believe that cash flow from operations will be sufficient to fund our activities over the next 12 months. Our cash requirements for the next twelve months are approximately $5 million, including requirements for working capital (estimated to be approximately $1 million), personnel additions (estimated to be approximately $500,000), and debt service and repayment (estimated to be approximately $3.5 million). We expect to obtain the necessary funds during the course of the twelve-month period and will manage our activities accordingly.

We will require additional financing in the future in order to continue to implement our product and services development, marketing and other corporate programs. We may not be able to obtain such financing or obtain it on acceptable terms. Without additional financing, we may be forced to delay, scale back or eliminate some or all of our marketing, recruitment, training and other activities. We may even be forced to close our operations. We may need to seek additional financing sooner than we anticipate as a result of any of the following factors:

•	changes in operating plans;

•	acceleration of our business development plan;

•	lower than anticipated sales;

•	increased costs of business development;

•	increased operating costs; or

•	potential acquisitions.

If we are able to obtain such financing, the terms of the financing might negatively affect our shares of Common Stock, such as additional dilution to existing shareholders or , in the case of a debt financing, reduced earnings due to interest expenses. Any further issuance of equity securities would likely have a dilutive effect on the holders of our shares of Common Stock. Our business, operating results and financial condition may be materially harmed if revenues do not develop or grow slower than we anticipate, if operating expenses exceed our expectations or cannot be reduced accordingly, or if we cannot obtain additional financing.

Our independent accountants have included an explanatory paragraph in our financial statements included in this prospectus, stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

We compete in a highly competitive market with limited barriers to entry and significant pricing pressures. There can be no assurance that we will continue to successfully compete.

The U.S. staffing services market is highly competitive and fragmented. We compete in regional and local markets with full-service and specialized staffing agencies, systems integrators, computer systems consultants, search firms and other providers of staffing services. Our competitors have greater marketing and financial resources than us, and a significant portion of our revenues is derived from services provided in the New York/New Jersey area. A terrorist attack, such as that of September 11, 2001, or other extraordinary events in the New York/New Jersey area could have a material adverse effect on our revenues and results of operations.

In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new entrants into our markets. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase our market share or maintain or increase gross margins, either of which could have a material adverse effect on our financial condition and results of operations.

In addition, from time to time we experience significant pressure from our clients to reduce price levels, and during these periods we may face increased competitive pricing pressures. Competition may also affect our ability to recruit the personnel necessary to fill our clients’ needs. We also face the risk that certain of our current and prospective clients will decide to provide similar services internally. There can be no assurance that we will continue to successfully compete.

Any economic downturn may cause our revenues to decline and may adversely affect our results of operations and financial condition.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by local, regional and global economic conditions. Since demand for personnel services is sensitive to changes in the level of economic activity, our business may suffer during economic downturns. As economic activity slows down, companies tend to reduce their use of temporary employees and permanent placement services before undertaking layoffs of their regular employees, resulting in decreased demand for personnel services. Also, as businesses reduce their hiring of permanent employees, revenue from our permanent placement services is adversely affected. As a result, any significant economic downturn could reduce our revenues and adversely affect our results of operations and financial condition.

In addition, the economic slowdown during the last few years significantly affected the willingness and ability of businesses to invest capital in upgrading or replacing their technology systems and platforms. Many of our clients canceled, reduced or deferred expenditures for technology services during the economic downturn. If capital investment is constrained by a slow economic environment, or by other factors that we can neither control nor predict, then our existing and prospective clients may increasingly defer or cancel installation of new or upgraded technology systems and platforms. As a result, revenues from our technology services business may not regain former levels in the near term and may in fact decline.

Our profitability will suffer if we are not able to maintain current levels of billable hours and bill rates and control our costs.

Our profit margin, and therefore our profitability, is largely dependent on the following factors: the number of hours billed for our services, the rates we charge for these services and the pay rate of our consultants. Accordingly, if we are unable to maintain these amounts at current levels, our profit margin and our profitability will suffer. The rates we charge for our services are affected by a number of considerations, including:

•	our clients’ perception of our ability to add value through our services;

•	competition, including pricing policies of our competitors; and

•	general economic conditions.

The number of billable hours is affected by various factors, including the following:

•	the demand for IT staffing services;

•	the quality and scope of our services;

•	seasonal trends, primarily as a result of holidays, vacations and inclement weather;

•	our ability to transition consultants from completed assignments to new engagements;

•	our ability to forecast demand for our services and thereby maintain an appropriately balanced and sized workforce; and

•	our ability to manage consultant turnover.

Our pay rates are affected primarily by the supply of and demand for skilled U.S.-based consultants. During periods when demand for consultants exceeds the supply, pay rates may increase.

Some of our costs, such as office rents, are fixed in the short term, which limits our ability to reduce costs in periods of declining revenues. Our current and future cost-management initiatives may not be sufficient to maintain our margins as our level of revenue varies.

We may be unable to attract and retain qualified billable consultants, which could have an adverse effect on our business, financial condition and results of operations.

Our operations fundamentally depend on our ability to attract and retain the services of qualified billable consultants who possess the technical skills and experience necessary to meet our clients’ specific needs. We are required to continually evaluate, upgrade and supplement our staff in each of our markets to keep pace with changing client needs and technologies and to fill new positions. The IT staffing industry in particular has high turnover rates and is affected by the supply of and demand for IT professionals. This has resulted in intense competition for IT professionals, and we expect such competition to continue. In addition, our consultants’ loyalty to us may have been harmed by our decreasing pay rates in order to preserve our profit margin in the previous market downturn, which may adversely affect our competitive position. Certain of our IT operations recruit consultants who require H-1B visas, and U.S. immigration policy currently restricts the number of new H-1B petitions that may be granted in each fiscal year. Our failure to attract and retain the services of personnel, or an increase in the turnover rate among our employees, could have a material adverse effect on our business, operating results or financial condition. If a supply of qualified consultants, particularly IT professionals, is not available to us in sufficient numbers or on economic terms that are, or will continue to be, acceptable to us, our business, operating results or financial condition could be materially adversely affected.

Our debt agreements contain restrictive covenants and our debt obligations are substantial in relation to our assets and may affect our ability to generate earnings.

At September 30, 2006, we had approximately $3.3 million of outstanding indebtedness, including approximately $3 million in secured indebtedness. We had approximately $1.5 million in total assets. In conjunction with filing this registration statement, we issued another $950,000 in secured convertible debt instruments. Accordingly, the total amount of our obligations in relation to our assets is substantial.

Some of our debt instruments, impose certain restrictions on us, including, among other things, restrictions on our ability to incur additional indebtedness, create liens on assets, make loans or investments and pay dividends. These restrictions limit our operating flexibility, limit our flexibility in planning for and reacting to changes in our business and make us more vulnerable to economic downturns and competitive pressures. Our indebtedness could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•
requiring that a substantial portion of our cash flows from operations be applied to pay principal and interest on our indebtedness and lease payments under our leases, thereby reducing cash flows available for other purposes;

•	limiting our flexibility in planning for or reacting to changes in our business and the industry in which we compete; and

•	placing us at a possible competitive disadvantage compared to competitors with less leverage or better access to capital resources.

Our debt service requirements require the use of a substantial portion of our operating cash flow to pay interest on our debt instead of other corporate purposes. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that our cash flow and capital resources will be sufficient for payment of interest on and principal of our debt in the future, or that any such alternative measures would be successful or would permit us to meet scheduled debt service obligations. Any failure to meet our debt obligations could harm our business and financial condition.

Substantially all of our assets are encumbered by liens, which if foreclosed by our secured creditors would have a material adverse effect on our business, financial condition and operating results.

Indebtedness under approximately $3 million of our notes is secured by a security interest in favor of the lender in substantially all of our assets. If we were unable to pay our secured obligations when due or otherwise default on our obligations to secured creditors, these creditors could foreclose their security interests or mortgages in our assets. Any foreclosure action by our secured creditors could cause us to seek to protection under the federal bankruptcy code which, in turn, would have a material adverse effect on the market value of our Common Stock and could result in the loss of your entire investment in us.

We may not be able to generate sufficient revenues from sales to meet our operating and debt service obligations.

Since we issued debt securities just over one and two years ago, we have little experience in repaying our debt. Inadequate cash flows caused in part by delinquent accounts and poor revenues could affect our ability to meet our operating and debt service requirements, which are significant. Our future revenues and expenses are subject to conditions that may change to an extent that we cannot determine at this time. If we are unable to generate sufficient revenues to meet our operating and debt service obligations, then our business will be materially and adversely affected, we may go bankrupt and you may lose the entire investment in us.

We depend on key personnel, and the loss of the services of one or more of our senior management or a significant portion of our local management personnel could weaken our management team and our ability to deliver quality services and could adversely affect our business.

Our operations historically have been, and continue to be, dependent on the efforts of our executive officers and senior management, including Ralph Tuzzolo, our President and a director. In addition, we are dependent on the performance and productivity of our respective regional operations executives, local managing directors and field personnel. The loss of one or more of these employees could have an adverse effect on our operations, including our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions. Our ability to attract and retain business is significantly affected by local relationships and the quality of services rendered by branch managerial personnel. If we are unable to attract and retain key employees to perform these services, our business, financial condition and results of operations could be materially adversely affected.

We have substantial indebtedness which increases our vulnerability to any variations in our results of operations or any other factors affecting our cash flow or liquidity.

We have a significant amount of debt outstanding, and we may incur additional indebtedness in the future. Our substantial indebtedness could have adverse consequences, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	limiting our ability to borrow additional funds.

Our outstanding debt bears interest at a variable rate, subjecting us to interest rate risk. In the event economic conditions result in higher interest rates, our debt service requirements on our outstanding debt will also increase. Our ability to make scheduled payments of the principal of or interest on, or to refinance, our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors. In addition, any default under the documents governing indebtedness of the Company could have a significant adverse effect on the market value of our common stock.

Factors beyond our control may affect our ability to successfully execute our acquisition strategy, which may have an adverse impact on our growth strategy.

Our business strategy includes increasing our market share and presence in the IT staffing industry through strategic acquisitions of companies that complement or enhance our business. We expect to face competition for acquisition opportunities, and most of our competitors may have greater financial resources or access to financing on more favorable terms than us. This competition may limit our acquisition opportunities and our ability to grow through acquisitions or could raise the prices of acquisitions and make them less accretive or possibly non-accretive to us.

We regularly evaluate opportunities to acquire staffing companies that complement or enhance our business and frequently have preliminary acquisition discussions with some of these companies. These acquisitions involve numerous risks, including:

•	potential loss of key employees or clients of acquired companies;

•	difficulties integrating acquired personnel and distinct cultures into a single business;

•	diversion of management attention from existing operations; and

•	assumption of liabilities and exposure to unforeseen liabilities of acquired companies.

These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses. Any acquisition may ultimately have a negative impact on our business, financial condition and results of operations.

We may suffer losses due to the conduct of our employees or our clients during staffing assignments.

We employ and place people generally in the workplaces of other businesses. Attendant risks of this activity include possible claims of discrimination and harassment, employment of illegal aliens, violations of wage and hour requirements, errors and omissions of temporary employees, particularly of professionals, misuse of client proprietary information, misappropriation of funds, other criminal activity or torts and other similar claims. In some instances we have agreed to indemnify our clients against some or all of the foregoing matters. We will be responsible for these indemnification obligations, to the extent they remain in effect, and may in the future agree to provide similar indemnities to some of our prospective clients. In certain circumstances, we may be held responsible for the actions at a workplace of persons not under our direct control. Although historically we have not had any significant problems in this area, there can be no assurance that we will not experience such problems in the future or that our insurance, if any, will be sufficient in amount or scope to cover any such liability. The failure of any of our employees or personnel to observe our policies and guidelines, relevant client policies and guidelines, or applicable federal, state or local laws, rules and regulations, and other circumstances that cannot be predicted, could have a material adverse effect on our business, operating results and financial condition.

Additional government regulation and rising health care and unemployment insurance costs and taxes could have a material adverse effect on our business, operating results and financial condition.

We are required to pay a number of federal, state and local payroll and related costs, including unemployment taxes and insurance, workers’ compensation, FICA and Medicare, among others, for our employees. We also provide various benefits to our employees, including health insurance. Significant increases in the effective rates of any payroll-related costs would likely have a material adverse effect on our results of operations unless we can pass them along to our customers. Our costs could also increase if health care reforms expand the scope of mandated benefits or employee coverage or if regulators impose additional requirements and restrictions related to the placement of personnel.

We generally seek to increase fees charged to our clients to cover increases in health care, unemployment and other direct costs of services, but our ability to pass these costs to our clients over the last several years has diminished. There can be no assurance that we will be able to increase the fees charged to our clients in a timely manner and in a sufficient amount if these expenses continue to rise. There is also no assurance that we will be able to adapt to future regulatory changes made by the Internal Revenue Service, the Department of Labor or other state and federal regulatory agencies. Our inability to increase our fees or adapt to future regulatory changes could have a material adverse effect on our business, operating results and financial condition.

We will be subject to the requirements of Section 404 of the Sarbanes-Oxley Act. If we are unable to timely comply with Section 404 or if the costs related to compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

Upon effectiveness of this prospectus, we will become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a newly public company, beginning with the second annual report that we file pursuant to the Exchange Act, we will also be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures. This section also requires that our independent registered public accounting firm opine on those internal controls and management’s assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission, but we have not yet reached any conclusions. During the course of our ongoing evaluation and integration of the internal controls of our business, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review.

We believe that the out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that our auditors will not have to report a material weakness in connection with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditors report such material weakness, the accuracy and timeliness of the filing of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

We do not own an offshore outsourcing facility, which may put us at a disadvantage compared to our competitors that have their own offshore outsourcing centers.

In the past few years, more companies are using, or are considering using, low cost “offshore” outsourcing centers, particularly in India, to perform technology related work and projects. This trend has contributed to the decline in domestic IT staff augmentation revenue as well as on-site solutions oriented projects. As a result, we may be disadvantaged in competing for the business of customers who prefer to deal with providers of cheaper, offshore outsourcing centers.

We have had substantial intangible assets and have incurred significant impairment charges, and may incur further charges if there are significant adverse changes to our outlook.

Our intangible assets consist principally of goodwill and customer base intangibles resulting from the acquisition of businesses from unrelated third parties for cash and other consideration. We have accounted for these acquisitions using the purchase method of accounting, with the assets and liabilities of the businesses acquired recorded at their estimated fair values as of the dates of the acquisitions. Goodwill in an amount equal to the excess of cost over fair value of the net assets acquired has been recorded at historical cost. Our other intangible assets consist mainly of covenants not to compete, the value of our customer base and certain prepayments made under consultant supply contracts.

We have adopted Statement of Financial Standards No. 142, which prohibits the amortization of goodwill for indefinite-lived intangible assets and requires that goodwill and other indefinite-lived intangible assets be tested annually for impairment. We perform these tests on an annual basis, and any significant adverse changes in our expected future operating results or outlook would likely result in impairment of the affected intangible assets.

We may be subject to lawsuits and claims, which could have a material adverse effect on our financial condition and results of operations.

A number of lawsuits and claims are pending against us, and additional claims and lawsuits may arise in the future. Litigation is inherently uncertain and may be costly and time consuming to resolve, and may have a material adverse effect on our financial condition and results of operations.

We depend on the proper functioning of our information systems. Any breakdown of our information systems would severely impact our operations.

We are dependent on the proper functioning of information systems in operating our business. Critical information systems are used in every aspect of our daily operations, most significantly, in the identification and matching of staffing resources to client assignments and in the customer billing and consultant payment functions. Our systems are vulnerable to natural disasters, fire, terrorist acts, power loss, telecommunications failures, physical or software break-ins, computer viruses and other similar events. If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could temporarily impact our ability to identify business opportunities quickly, maintain billing and client records reliably and bill for services efficiently. In addition, we depend on third party vendors for certain functions whose future performance and reliability we cannot control.

Our inability or failure to establish or protect our intellectual property rights may have a material adverse effect on our business, financial condition and results of operations.

Our business, through the sale of are employee contract services, includes the development of custom software applications in connection with specific client engagements, generally assigned to the client, for which we receive no revenues. We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limits distribution of proprietary information. However, we cannot assure you that the steps taken by us in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. We are subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require it to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property, which is the subject of the asserted infringement. In addition, we are aware of other users of the term "PLATINUM" and combinations which users may be able to restrict our ability to establish or protect our right to use these terms. We have in the past been contacted by other users of the term "PLATINUM" and “PARKER CLARK” alleging rights to the terms. We have completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "PLATINUM" and “PARKER CLARK.” We are awaiting a response to our filings from the U.S. Patent and Trademark Officer to protect our marks. Our inability or failure to establish rights to these terms or protect our rights may have a material adverse effect on our business, results of operations and financial condition.

We may become subject to litigation that could adversely affect us.

We may be subject to claims involving how we conduct our business or the market for or issuance of the Common Stock or other securities. Any such claims against us may affect our business, results of operations and financial conditions. Such claims, including those without merit, could require us to pay damages or settlement amounts and would require a substantial amount of time and attention from our senior management as well as considerable legal expenses. Although we do not anticipate that our activities would warrant such claims, there can be no assurances that such claims will not be made.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

The conversion or exercise, as applicable, of our outstanding convertible securities and warrants could result in substantial dilution to the interests of our shareholders and downward pressure on the price of our common stock.

The issuance of any shares of our common stock pursuant to the conversion or exercise of our outstanding convertible securities and warrants may result in substantial dilution to the interests of holders of our common stock. The sale of such shares of common stock in the market could cause the market price of our common stock to decline as a result of the increased supply of shares, which could in turn cause you to lose a portion of your investment.

On August 25, 2006, we sold convertible securities and warrants to the Selling Shareholders identified in this prospectus. Upon effectiveness of this prospectus, the Selling Shareholders will be able to convert or exercise their convertible securities and warrants and sell their common stock in the secondary market. To the extent the Selling Shareholders perform such a conversion or exercise and sale in the secondary market, our common stock price may decrease due to the additional shares in the market. This could allow the Selling Shareholders to convert their securities into even greater amounts of common stock, the sales of which would further depress the stock price.

Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares are sporadically or “thinly-traded” on the Pink Sheets, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. We intend to become approved for quotation on the OTC Bulletin Board in connection with this registration. In this respect, we have sought to engage a market maker to begin the process of preparing a Form 15c2-11 Information and Disclosure Statement to submit to the National Association of Securities Dealers for final approval to submit our common shares for quotation on the Bulletin Board. However, the volume of trading of our common shares may still be minimal even after we are approved for quotation on the Bulletin Board. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float and limited operating history. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, lack of capital to execute our business plan, and uncertainty of future market acceptance for an IT consulting and staffing business. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures, our capital commitments, and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect, if any, that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Volatility in our common share price may subject us to securities litigation.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources. The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

We may experience significant fluctuations in our quarterly operation results which could make it difficult to evaluate our business.

Our quarterly results of operations are variable. Variations in revenues and results of operations occur from time to time as a result of a number of factors, the size and significance of client engagements commenced and completed during a quarter, the number of business days in a quarter, consultant hiring and utilization rates and the timing of corporate expenditures. The timing of revenues is difficult to forecast because the sales cycle can be relatively long and may depend on such factors as the size and scope of assignments and general economic conditions. A variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in results of operations from quarter to quarter and can result in losses to it. In addition, our engagements generally are terminable by the client at any time without penalties. Although the number of consultants can be adjusted to correspond to the number of active projects, we must maintain a sufficient number of senior consultants to oversee existing client projects and to assist with our sales force in securing new client assignments. An unexpected reduction in the number of assignments could result in excess capacity of consultants and increased selling, general and administrative expenses as a percentage of revenues. We have also experienced, and may in the future experience, significant fluctuations in the quarterly results of our software sales as a result of the variable size and timing of individual license transactions, competitive conditions in the industry, changes in customer budgets, and the timing of the introduction of new products or product enhancements. In the event that our results of operations for any period are below the expectation of market analysts and investors, the market price of our shares of Common Stock could be adversely affected.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights to our Directors, Officers and Employees may Result in Substantial Expenditures by us and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we do not currently have any indemnification agreements with our directors, officers or employees. We are prepared, however, to give such indemnification to our directors and officers to the extent provided by Nevada law. Also our Articles of Incorporation and Bylaws provide for such indemnification. Any future indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders and their affiliated entities will own approximately 55% of our outstanding voting shares. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all our shareholders.

We do not intend to pay cash dividends on our common stock in the foreseeable future, and therefore only appreciation of the price of our common stock will provide a return to our stockholders.

We have not historically paid cash dividends on our common stock, and we currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. In addition, the terms of our credit facilities prohibit us from paying dividends and making other distributions. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Summary” and “Risk Factors” and other sections, contains certain statements that constitute “forward-looking statements”. These forward-looking statements include certain statements regarding intent, belief or current expectations about matters (including statements as to “beliefs,” “expectations,” “anticipations,” “Intentions” or similar words). Forward-looking statements are also statements that are not statements of historical fact. Because these statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. These factors include, among others:

•	our ability to achieve and maintain profitability;

•	the price volatility of the Common Stock;

•	the historically low trading volume of the Common Stock;

•	our ability to manage and fund our growth;

•	the short period of time we have employed certain of our executive officers;

•	our ability to attract and retain qualified personnel;

•	litigation;

•	our ability to compete with current and future competitors;

•	our short operating history;

•	our ability to obtain additional financing;

•	general economic and business conditions;

•	other risks and uncertainties included in the section of this document titled “Risk Factors”; and

•	other factors discussed in our other filings made with the SEC.

The subsequent forward-looking statements relating to the matters described in this document and attributable to us or to persons acting on our behalf are expressly qualified in their entirety by such factors. We have no obligation to publicly update or revise these forward-looking statements to reflect new information, future events, or otherwise, except as required by applicable Federal securities laws, and we caution you not to place undue reliance on these forward looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Selling Shareholders. We will receive no proceeds from the sale of shares of Common Stock in this offering. Should any Selling Shareholder acquire the shares to be sold by exercising common share purchase warrants, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds of such exercise for working capital and general corporate purposes. Based on the current market price, if the shares underlying the warrants included in this registration statement were exercised, we would receive approximately $37,500.

DESCRIPTION OF BUSINESS
GENERAL

We are an information technology, or IT, staffing services company that provides a full range of specialized staffing and project implementation services and products. We provide professionals on both a short-term and permanent basis to our clients. Our staffing services enable our clients to direct their resources on their core businesses rather than on recruiting, training and managing IT professionals. In using our staffing services, our clients benefit from:

•	our extensive recruiting channels, providing our clients ready access to highly skilled IT professionals;

•	access to a workforce with a wide range of experience and job skills (“flexible workforce”), allowing our clients to manage their labor costs more effectively without compromising their IT goals; and

•	our knowledge of the market for IT resources, providing our clients with qualified candidates at competitive prices.

We contract with our customers to provide both short- and long-term IT staffing services at client locations primarily in the Northeast, in New York and New Jersey. Our consultants possess a wide range of skills and experience, including website development and integration, application programming and development, client/server development, systems software architecture and design, systems engineering and systems integration. Our IT staffing services accounted for approximately 90% of our revenues for both the 2005 fiscal year and the nine month period ended September 30, 2006.

We provide technical employees for our client’s needs, which usually range from three months to one year. Generally, clients may terminate engagements at any time. Staffing services are provided at the client's facility and are billed primarily on an hourly basis based on the actual hours worked by technical personnel we provide and with reimbursement for out-of-pocket expenses. We pay our technical personnel on a semi-monthly basis and invoice our clients, not less frequently than monthly.

We currently engage approximately 30 consultants, many of whom have over five years of IT industry experience. We recruit our consultants through our internal proprietary database that contains information about more than 50,000 candidates, and also through the Internet, local and national advertising and trade shows. We have a specialized selection, review and reference process for our IT consultant candidates that is an integral part of maintaining the delivery of high quality service to our clients.

We provide our IT staffing services to over 200 customers, including some Fortune 1000 companies which together comprise 10% of our client base. We serve a broad and diversified customer base with clients in the financial services, telecommunications, manufacturing, information technology, government, pharmaceutical, transportation and health care sectors. We believe our diverse customer base limits the risk associated with customer concentration. In fiscal 2005, for example, none of our customers represented more than 10% of our revenue and our ten largest customers represented approximately 50% of our revenue.

We provide highly skilled developers, technical support personnel, systems consultants and analysts, software engineers, technical writers and architects and project managers for a wide range of technical assignments, including client server, mainframe, desktop and help desk services, and Internet/Intranet projects.

Our management team has significant experience in the staffing industry. This team is headed by Ralph Tuzzolo, our President. Mr. Tuzzolo has over 30 years of industry experience and is one of the leaders in the consolidation of the staffing industry. He has participated in the acquisition and integration of 2 companies during his career.

Our History

We were incorporated as a Nevada corporation on March 7, 1983 as “Bobby Combs & Associates, Inc.” We changed our name to Mediaconcepts, Inc. on October 21, 1996. We again changed our name to High Road International, Inc. on March 1, 2004.

On June 14, 2005, we acquired Global I.T. Holdings, Inc., a Nevada corporation (“Global Subsidiary”). Global Subsidiary was organized on August 22, 2004 as a holding company to acquire Information Technology staffing businesses. Its holdings included its wholly-owned subsidiary, Platinum IT Consulting, Inc., a Delaware corporation (“Platinum”), a provider of a wide range of information technology ("IT") consulting, custom application development and solutions to Fortune 1000 companies and other large organizations. Highroad acquired Global Subsidiary for a total of 857,143 shares of Highroad common stock and 10 shares of Highroad preferred stock. Each preferred stock share was convertible into 557,858 shares of common stock. Global Subsidiary became a wholly-owned subsidiary of Highroad. On June 17, 2005, Highroad and Global merged and the surviving corporation changed its name to “Global I.T. Holdings, Inc.”

We are headquartered in New York, New York and also have an office in Madison, New Jersey. We support all major computer technology platforms and supports client IT projects by using a broad range of third-party software applications.

Global’s wholly-owned subsidiary operate under two trade names: “Platinum IT” and “Parker Clark Data Processing”.

Our shares are quoted on the Pink Sheets under the symbol "GITH.PK."

Industry Background

We believe that the demand for IT staffing is highly correlated to economic conditions and overall employment trends and that demand will increase with an improving economy. After contraction in the IT staffing industry from late 2000 to 2002 caused by corporate overspending on IT initiatives during the late 1990s and subsequent poor economic conditions, the industry has begun showing signs of growth during the past few years. We believe that the IT staffing industry will continue to grow.

The IT staffing industry is fragmented and highly competitive. Many customers maintain preferred supplier lists of service providers that satisfy specified criteria and from which they generally source their IT staffing and service needs. The criteria typically include the service provider’s geographic coverage relative to the client’s locations, its size and market share, typically measured by its total revenues, its recruiting process and database of potential candidates, and its pricing structure, including discounts and rebates.

We believe that key elements of successfully competing in the staffing industry include maintaining a strong base of qualified IT professionals to enable quick responses to client requests (often within 48 hours) and ensuring that the candidates are an appropriate fit with the cultural and technical requirements of the assignments. Other key success factors include accurate evaluation of candidates’ technical skills, strong account management to develop and maintain client relationships and efficient and consistent administrative processes to assist in the delivery of quality services.

STRATEGY

Our objective is to provide our clients with enterprise-wide IT consulting, outsourcing and software solutions and technology-based consulting services in areas such as, computer architecture, systems & application software, technical services & support, network & communications, web based technology and infrastructure & security. Our strategies include the following key components:

•
Cross-sell Additional Services to Existing Clients. By offering existing clients additional IT consulting services and software, we intend to leverage our existing client base. Our relationships with current clients provide opportunities to market additional services in current and new geographical markets.

•
Expand Client Base. We are developing additional client relationships in geographic markets where we maintain offices (New York, NY and Madison, NJ) through targeted marketing initiatives, participation in local trade shows, user group meetings and conventions and referrals from existing clients.

•
Acquisitions and Strategic Relationships. In August 2004, we consummated the acquisition of all of the issued and outstanding capital stock of Platinum, a professional services firm that provides data management and business intelligence solutions, technology consulting and project management services. We intend to seek and consummate additional acquisitions of I.T. consulting and staffing related businesses.

We continuously look for companies and other organizations that we may acquire or develop other relationships with that are strategic to our business. We have established certain acquisition criteria. We are primarily interested in companies and organizations that are (i) established in our geographic locations near our current businesses, or (ii) has a depth of service offerings that we find attractive or (iii) a customer base that we can cross sell its services into.

•
Operational Efficiencies and Cost Reductions. We have restructured our operations and reduced our cost structure by migrating to a flexible workforce and reducing corporate and general administrative expenses.

OUR OPERATIONS

CONSULTING. We provides a wide range of IT consulting services, including technology infrastructure advisory services and systems architecture design for Fortune 1000 companies and other large organizations. These services account for over 90% of our revenues. Our solutions are based on an understanding of each client's enterprise model. Our accumulated knowledge may be applied to new projects such as planning, designing and implementing enterprise-wide information systems, database management services, performance optimization, migrations and conversions, strategic sourcing, outsourcing and systems integration.

We deliver our IT solutions through teams composed of Project Managers, Technical Practice Managers and Technical Specialists. These professionals possess the project management skills, technical expertise and industry experience to identify and effectively address a particular client's technical needs in relation to its business objectives. Our focus on providing highly qualified IT professionals allows us to identify additional areas of the client's business which could benefit from our IT solutions, thereby facilitating the cross-marketing of our multiple services. We keep our Solution Teams at the forefront of emerging technologies through close interaction with our research personnel who identify innovative IT tools and technologies. As a result, management believes that our Solution Teams are prepared to anticipate client needs, develop appropriate strategies and deliver comprehensive IT services, thereby allowing us to deliver the highest quality IT services in a timely fashion.

A Solution Team is typically deployed from one of our offices in order to provide solutions to its clients by utilizing local resources. Management's experience has been that the presence established by a local office improves our ability to attract local clients, as well as its ability to attract, develop, motivate and retain locally-based IT professionals. Our corporate headquarters supports its Madison, New Jersey office and performs many functions, which allow the office to focus on recruiting, sales and marketing.

Our revenues for professional staffing are generated principally from the hourly billings of our professionals on contract assignments. Contract services assignments typically last two months to one year, and revenues are recognized as services are provided. We earn contract services revenues when our consultants are working, and therefore our operating results may be adversely affected when client facilities are closed due to holidays or inclement weather.

PERMANENT PLACEMENT SERVICES. We deliver permanent placement services through the Parker-Clark division of Platinum IT Consulting. Parker-Clark was acquired contemporaneously with Platinum IT Consulting and has been integrated into its operations. The Parker-Clark division employs sales and sales support personnel whose primary role is the rapid delivery of high quality IT professionals for permanent placement with clients.

We derive permanent placement revenues upon permanent placement of each professional candidate. The fee is typically structured as a percentage of the placed professional’s first-year annual compensation. Permanent placement revenues are recognized when a professional commences employment or, in the case of retained searches, upon completion of our contractual obligations.

CLIENTS

We provide staffing, consulting and outsourcing services to a broad range of customers, including investment banking firms, financial services firms, computer software and hardware manufacturers, entertainment industry, government agencies, utilities, national laboratories, pharmaceutical companies, cosmetics companies, healthcare facilities, telecommunication equipment manufacturers, telecommunication service providers, educational institutions and accounting firms.

Our clients consist primarily of Fortune 1000 companies and other large organizations. Our clients operate in a diverse range of industries with a concentration in the pharmaceutical, financial services, and automotive industries. Our clientele is diversified as our top ten clients measured comprised 40% of our revenue for the year ended December 31, 2005. During 2006, we expect that a significant portion of its revenues will continue to come from existing clients.
Greater than 99% of all of our revenue is derived from sources within the United States.

In certain cases, our contracts with our customers provide that we will have the first opportunity to supply the personnel required by that customer. Other staffing companies not under contract with the customer are then offered the opportunity to supply personnel only if we are unable to meet the customer’s requirements.

We generally invoices our customers weekly, bi-weekly or monthly. Consultant staffing customers generally obtain our services on a purchase order basis. Our assignments typically place an individual or a small group of skilled professionals and, as a result, we have minimal client concentration. We provide our services directly to our customers or, less frequently, indirectly as a subcontractor through other technical staffing service companies.

SALES AND MARKETING

Our marketing strategy is to develop long-term partnership relationships with existing and new clients that will lead to us to become a preferred provider of IT services. We seek to employ a "cross selling" approach where appropriate to expand the number of services utilized by a single client. Other sales and marketing methods include client referrals, networking and attending trade shows. At December 31, 2005, we employed four sales and marketing personnel. Another marketing resource, which has also served us in our recruiting efforts, is our web site at http://www.platinumit.com. The web site provides information about consulting services of our subsidiary, Platinum I.T., to the IT community.

COMPETITION

The market for IT consulting services is intensely competitive. We operate in a highly competitive and fragmented industry. There are relatively few barriers to entry into our markets, and the IT staffing industry is served by thousands of competitors, many of which are small, local operations. There are also numerous large national and international competitors that directly compete with us, including Comsys IT Partners, TEKsystems, Inc., Ajilon Consulting, MPS Group, Inc., Kforce Inc., Spherion Corporation, CDI Corp., Computer Horizons Corp. and Analysts International Corp. Our competitors also include the current or former consulting divisions of "Big Four" accounting firms, systems consulting and implementation firms, application software development firms, management consulting firms, divisions of large hardware and software companies, offshore outsourcing companies and niche providers of IT services. Most of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than us. In addition, we compete with our clients' internal resources, particularly when these resources represent an existing cost to the client. Such competition may impose additional pricing pressures on us.

We believe that the principal competitive factors in the IT services market include breadth of services offered, technical expertise, knowledge and experience in the industry, quality of service and responsiveness to client needs. We believe we compete primarily based on our in-depth technical expertise, timely delivery of products and services and quality of service.

A critical component of our ability to compete in the marketplace is its ability to attract, develop, motivate and retain skilled professionals. We believe we can compete favorably in hiring such personnel by offering competitive compensation packages and attractive assignment opportunities.

HUMAN RESOURCES

Of our 30 consultants on assignment as of October 19, 2006, approximately 50% were employee consultants and approximately 30% were subcontractors and independent contractors. Many of our consultants have over eight years of IT experience. In addition, as of October 19, 2006, we had 6 permanent staff employees consisting primarily of management, administrative staff, account managers and recruiters. None of our employees are covered by collective bargaining agreements, and management believes that its relationships with its employees are good.

Our success depends significantly on our ability to effectively and efficiently match skilled personnel with specific customer assignments. We have established an extensive national resume database of prospective employees with expertise in the disciplines we serve. To identify qualified personnel for inclusion in this database, we solicit referrals from our existing personnel and customers, place advertisements in local newspapers, trade magazines, our website and otherwise actively recruit through the Internet. We also recruit qualified candidates through our candidate referral program, which pays a referral fee to eligible individuals responsible for attracting new recruits that are successfully placed by us on an assignment. We continuously updates our database to reflect changes in personnel skill levels and availability. Upon receipt of assignment specifications, we search the database to identify suitable personnel. Once an individual’s skills are matched to the specifications, we consider other selection criteria such as interpersonal skills, availability and geographic preferences to ensure there is a proper fit between the employee and the assignment being staffed. We can search our resume database by a number of different criteria, including specific skills or qualifications, to match the appropriate employee with the assignment.

We have a specialized review and reference process for our IT consultant candidates that is an integral part of maintaining the delivery of high quality service to our clients. This process includes interviewing each candidate to allow us to assess whether that individual will be an appropriate match for a client’s business culture and performing reference checks. We also conduct a technical competency review of each candidate to determine whether the consultant candidate has the technical capabilities to successfully complete the client assignment. Our technical assessment will often include a formal technology skills assessment through an automated software product. We also undertake additional reviews, including more detailed background checks, at the request of our clients.

In accordance with industry practice, most of our contracts for contract computer programming services are terminable by either the client or us on short notice. We do not believe that backlog is material to our business.

We either hire the workers we make available to our customers, in most cases through our recruitment process, and perform all of the obligations of an employer, including processing payrolls, withholding taxes and offering benefits or obtains these workers from subcontractors.

NEW TECHNOLOGIES

We continuously investigate new technologies developed by third parties to determine their viability and potential acceptance in the Fortune 1000 marketplace. Our staff works diligently to identify those "bleeding-edge" technologies that will succeed as "leading-edge" business solutions. Our personnel are highly qualified in delivering these technical solutions.

INTELLECTUAL PROPERTY RIGHTS

Our business includes the development of custom software applications in connection with specific client engagements. Ownership of such software is generally assigned to the client. We relies upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limits distribution of proprietary information. However, we cannot assure you that the steps taken by it in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. We are subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require it to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property, which is the subject of the asserted infringement. In addition, we are aware of other users of the term "PLATINUM" and combinations which users may be able to restrict our ability to establish or protect our right to use these terms. We have in the past been contacted by other users of the term "PLATINUM" and “PARKER CLARK” alleging rights to the terms. We have completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "PLATINUM" and “PARKER CLARK.” Our inability or failure to establish rights to these terms or protect our rights may have a material adverse effect on our business, results of operations and financial condition.

All ownership rights to software developed by us in connection with a client engagement are typically assigned to the client. In limited situations, we may retain ownership or obtain a license from its client, which permits us or a third party to market the software for the joint benefit of the client and us or for the sole benefit of us.

GOVERNMENT REGULATIONS

IT staffing firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its employees, including tax withholding or reporting, social security or retirement, benefits, workplace compliance, wage and hour, anti-discrimination, immigration and workers’ compensation; (2) registration, licensing, record keeping and reporting requirements; and (3) federal contractor compliance.

SEASONALITY

Our business can be affected by the seasonal fluctuations in corporate IT expenditures. Generally, expenditures are lowest during the first quarter of the year when our clients are finalizing their IT budgets. In addition, our quarterly results may fluctuate depending on, among other things, the number of billing days in a quarter and the seasonality of our clients’ businesses. Our business is also affected by the timing of holidays and seasonal vacation patterns, generally resulting in lower revenues and gross margins in the fourth quarter of each year. Extreme weather conditions may also affect demand in the first and fourth quarters of the year as certain of our clients’ facilities are located in geographic areas subject to closure or reduced hours due to inclement weather. In addition, we experience an increase in our cost of sales and a corresponding decrease in gross profit and gross margin in the first fiscal quarter of each year as a result of resetting certain state and federal employment tax salary limitations.

ENVIRONMENTAL REGULATIONS

Our business is not materially affected by environmental regulations.

PROPERTIES

We currently lease two offices, including the entire 18th floor of our corporate headquarters located at 589 8th Avenue, New York, New York 10018, and Madison, New Jersey office located at 14 Main Street, Suite 301, Madison, N.J. 07940, which houses our sales operations.

The lease for our New York headquarters began on January 25, 2005. The lease term lasts for five years and three months. The monthly payment is $8,840.63 per month and escalates approximately $200 per month each year, such that for the period from March 1, 2009 to February 28, 2010 the monthly payment is $9,520.39 per month. We shall also pay our proportional share of any increases in taxes and utilities allocable to our office.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation with customers, vendors, suppliers and others in the ordinary course of business, and a number of claims may exist at any given time. All such existing proceedings are not expected to have a material adverse impact on our results of operations or financial condition. In addition, we, or our subsidiary, are a party to the proceedings discussed below.

Lloyd Glick v. Global IT Holdings, Inc.

In October 2005, we were served with a complaint by Lloyd Glick, our former officer and director, in Lloyd Glick v. Global IT Holdings, Inc., Superior Court of New Jersey, County of Bergen, Law Division, New Jersey, Case No. BEER-L-7431-05 (civil). The complaint is based on a 6.5% convertible promissory note in the aggregate principal amount of $50,000 issued by us to the plaintiff on August 24, 2004. In the complaint, the plaintiff alleges that no part of the promissory note has been paid and demands damages of $50,000 plus interest, costs and attorneys fees. We believe that the case is without merit and we have retained an attorney in New Jersey to represent us in this action. We are contesting the matter vigorously.

On January 30, 2006, we filed an answer alleging, among other things, 7 affirmative defenses and 3 counterclaims to the complaint. On or around March 27, 2006, the plaintiff served us with an answer to counterclaims wherein the allegations of our counterclaims were denied. We have not yet received proof that the plaintiff's answer to counterclaims was duly filed with the court.

On November 14, 2006, we attended mandatory non-binding arbitration where the plaintiff failed to show. Because the plaintiff failed to show, the arbitrator dismissed the action for failure to establish a prima facie case. As a result of the arbitration award in our favor, however, the plaintiff filed a demand for trial de novo.

On or around December 20, 2006 we received notification from the court of a pre-trial settlement conference and trial date. The pre-trial settlement conference and trial date are currently scheduled for February 15, 2007 and March 1, 2007, respectively.

Ed/Ralph Associates Inc. and Ralph/Ed Associates Inc. v. Platinum IT Consulting Inc. and Global IT Holdings Inc.

On or about December 12th, 2005, Ed/Ralph Associates, Inc. and Ralph/Ed Associates, Inc. initiated an action against us in Ed/Ralph Associates, Inc. and Ralph/Ed Associates, Inc. v. Platinum IT Consulting, Inc. and Global IT Holdings, Inc., Supreme Court of New York, County of New York, New York, to enforce the terms of an August 26, 2004 promissory note issued by us in the principal amount of $1,100,000 to the plaintiffs. On May 18, 2006, a judgment was granted in favor of plaintiff in the amount of $1,263,296.56. On July 28, 2006 we signed a Settlement Agreement with the plaintiffs to issue stock for the value of the judgment less a $200,000 cash payment due by August 16, 2006. Subsequent to our missing the August 16, 2006 payment and as a result of such default under the terms of the Settlement Agreement, a judgment was entered against us on August 25, 2006 for $1,272,018.50. On September 11, 2006 we signed a Forbearance Agreement to pay the plaintiffs $850,000 in full settlement of the action. $200,000 of this of $850,000 debt was paid in cash on September 12, 2006. The remainder is to be paid in shares of our common stock. We are required to issue to plaintiff on a monthly basis common shares with a market value of $50,000 (based on the trading price on the first day of such month). If plaintiff receives less than $50,000 from the sale of such shares, then we would be required to issue additional common stock. If plaintiff receives more than $50,000 from the sale of such shares, then the number of shares to be issued to plaintiff during the next month would be proportionally reduced. As of the date of this prospectus, we are current on our payments pursuant to the Forbearance Agreement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of all of our directors and executive officers as of November 1, 2006. Also provided herein is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

There are no family relationships among directors or executive officers. Within the past five years, our directors and executive officers have not been (i) involved in any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, (ii) convicted of any criminal proceeding, (iii) been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities, or (iv) convicted of violating a federal or state securities or commodities law.

Name	Age	Position

Craig S. Press	47	Chairman of the Board, Chief Executive Officer, Vice President

Ralph Tuzzolo	58	Director, President

Donna Silverman	48	Director

Directors and Executive Officers

The following are the Company’s directors and executive officers:

Craig S. Press: Chairman of the Board, Chief Executive Officer, Vice President. Mr. Press has been our Director since 2004 and our CEO and Vice-President since March 2005. From 1996 to the present, Mr. Press has also been the Vice President and head of operations for Georal International, Corp. and AJR International, Ltd., both located in Whitestone, New York. Mr. Press is also a security consultant for anti-terrorism perimeter security, employee entrance and egress, fire, building and safety codes and negotiates all labor contracts with the New York City unions with which his company interacts. Mr. Press is also currently a director for Americana Distribution, Inc.

Ralph Tuzzolo: Director, President. Mr. Tuzzolo has been our President and Director since April 2004. From 1977 to the present, Mr. Ralph Tuzzolo has also been the President of Platinum IT Consulting, Inc. and Parker Clark Data Processing, Inc. He is responsible for the day-to-day operations of both companies.

Donna Silverman: Director. Ms. Silverman has been our Director since March 2005. Ms. Silverman has over twenty years of experience in the financial markets of Wall Street. After training with the investment firms of Herzog Heine & Geduld and Jay W. Kaufmann & Co., in 1988, Ms. Silverman launched the first east coast office for Paulson Investment Company, a leading underwriter in the OTC market. Ms. Silverman has owned and operated brokerage offices in New York, New Jersey, Florida and Georgia, creating and managing a sales force of over 150 registered representatives. During this time, she was responsible for the successful implementation and completion of over 50 underwritings. In 1996, Ms. Silverman founded Stedman Walker, Inc., a New York City firm specializing in raising capital for businesses through debt and equity funding. Ms. Silverman is also currently a director for Americana Distribution, Inc. and Tech Laboratories, Inc.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

None.

Executive Compensation

The following table sets forth certain information regarding cash and non-cash compensation paid by us during each of our last two fiscal years to our President and the other most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 2005. Craig Press has received no compensation for services as Chairman of the Board and Chief Executive Officer.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Annual compensation			Long-term compensation
		Salary	Bonus	Other annual compensation (1)	Awards		Payouts	All other compen- sation
					Restricted stock awards	Securities under- lying options/ SARs	LTIP payouts
Ralph Tuzzolo, President	2005	$96,000	0	$16,000	0		0	N/A
	2004	$96,000	0	$15,000	0		0	N/A

Craig Press (2)	2005	$0
	2004	$0

ff

(1)	The amounts in this column represents the amount or any premium or other cost paid by us or our subsidiary under health insurance or medical reimbursement plans.
(2)	Mr. Press received 40,000,000 shares of our common stock on October 28, 2006 in consideration of services rendered as an officer.

Option Grants in Last Fiscal Year

None.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

None.

Employment Agreements

Mr. Ralph Tuzzolo serves as our as President. We have entered into employment agreements with Mr. Tuzzolo as follows:

On August 21, 2004, our subsidiary Platinum IT Consulting, Inc. (“Platinum IT”) entered into an employment agreement with Mr. Tuzzolo. The employment agreement is for a term of four years, terminable by the Mr. Tuzzolo via resignation and terminable by Platinum IT with or without cause. Mr. Tuzzolo’s annual base salary is $96,000, plus a bonus based on a percentage of the increase in Platinum IT’s net profits after taxes. Pursuant to the agreement, Mr. Tuzzolo is entitled to receive, among other benefits, (i) stock options, (ii) an automobile allowance up to $500 per month, and (iii) health insurance coverage on the same terms and conditions as is available to other employees.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock and as to the security and percentage ownership of each executive officer and director of the Company and all officers and directors of the Company as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws.

In computing the number of shares of Common Stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of November 8, 2006. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class (1)
Craig S. Press †‡*	49,236,230	12.1%
Donna Silverman †*	28,072,173	6.9%
Ralph Tuzzolo †‡*	6,000,002	1.5%
Advantage Capital Development Corp. (2)	67,555,743	16.6%
Alexly Resources LLC (3)	25,269,140	6.2%
Knightsbridge Holdings, LLC (4)	25,355,181	6.2%
Little Cobbler Corp. (“Stedman Walker, Ltd.”) (5)	22,742,081	5.6%

Executive officers and directors as a group (3 persons)	83,308,405	20.5%

†	Director of the Company
‡	Officer of the Company
*	The address of each executive officer and director of the Company is 589 8th Avenue, 18th Floor, New York, New York 10018.
(1)	Based on 406,070,830 shares of common stock outstanding on November 1, 2006.
(2)
The address of Advantage Capital Development Corp. is 3450 Park Central Blvd., N. Pompano Beach, FL 33064. The natural person with voting and investment power with respect to the securities held by this shareholder is Jeff Sternberg.

(3)
The address of Alexly Resources LLC is 15876 S.W. 26th Street, Miramar, FL 33027. The natural person with voting and investment power with respect to the securities held by this shareholder is Heather Burch.

(4)
The address of Knightsbridge Holdings, LLC is 18851 NE 29th. Avenue, Suite 306, Aventura, FL 32180. Includes 58,917 shares of common stock owned by Advantage Fund I, LLC, of which Knightsbridge Holdings, LLC is a member and the sole manager. The address of Advantage Fund I, LLC is the same as that of Knightsbridge Holdings, LLC. The natural person with voting and investment power with respect to the securities held by this shareholder is Alyce Schreiber.

(5)
The address of Little Cobbler Corp. d/b/a Stedman Walker, Ltd. is 151 East 31 St., Suite 22 E, New York, NY 10016. The natural person with voting and investment power with respect to the securities held by this shareholder is Shirley Bloom.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We believe that the foregoing transactions with our officers and directors were on terms no less favorable than could have been obtained from independent third parties. There are no material relationships between us and our directors or executive officers except as previously discussed herein. In the ordinary course of business and from time to time, we and our affiliates and subsidiary may do business with each other.

On August 24, 2004, we issued a $50,000 Promissory Note to Lloyd Glick, the Company’s then President, CEO and Director.

On August 24, 2004, we issued a Series A 6.5% Convertible Promissory Note in principal amount of $50,000 to Lloyd Glick, the Company’s then President, CEO and Director. As of June 30, 2006, we utilized a right of set-off on this note which leaves the outstanding debt at $38,000. We are currently in litigation with this former officer. See “Legal Proceedings.”

On August 26, 2004, we entered into an Asset Purchase Agreement with Parker Clark Data Processing, Inc. and Platinum I.T. Consulting, Inc. whereby IT acquired substantially all of the assets of Parker Clark Data Processing, Inc. and Platinum I.T. Consulting, Inc. Ralph Tuzzolo, our current President and Director was a principal of with Parker Clark Data Processing, Inc. and Platinum I.T. Consulting, Inc.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion of our unaudited financial condition and plan of operation should be read in conjunction with our unaudited consolidated financial statements and notes thereto included in this report.

On April 12, 2005, we effected a 1 for 1000 reverse split of our issued and outstanding common stock. On June 16, 2006, we effected a 1 for 350 reverse split of our issued and outstanding common stock. All share data in the registration statement has been adjusted to reflect the effects of the reverse stock splits.

PLAN OF OPERATION

We specialize in providing information technology professionals to clients on a temporary contract basis for an hourly fee and providing employee placement services for a fixed fee. Platinum IT Consulting has been in business since 1983 and has specialized exclusively in the IT consulting arena. Assignments run from three to six months, twelve months and longer. We specialize in all levels of IT professionals ranging from programmers to manager levels. Clients are increasingly looking for supplemental staffing and consulting as business issues or peaks of business become available and resources are needed.

On August 19, 2004, Global I.T. Holdings, Inc. entered into a Stock Purchase Agreement and Share Exchange with Platinum IT Consulting, Inc. whereby Platinum became Global’s wholly owned subsidiary.

On August 26, 2004, Global through its subsidiary, acquired certain assets of Platinum I.T. Holdings, Inc. and Parker Clark Data Processing, Inc.

On June 14, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between High Road International, Inc. (“Highroad”) an inactive public shell and Global IT Holdings, Inc. (“Global”), a Nevada corporation, Highroad purchased all of the outstanding shares of Global for a total of 857,143 shares of the Company’s common stock and 10 shares of the Company’s preferred stock. Each share of preferred stock was convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became a wholly owned subsidiary of Highroad. This transaction was accounted for as a recapitalization of Global IT Holdings, Inc. Following this transaction, all shares of our preferred stock were converted into 5,578,572 shares of our common stock and we merged with Global and changed our name to “Global IT Holdings, Inc.”

On June 17, 2005, pursuant to a Plan of Merger between the Company and its subsidiary Global, Global was merged into the Company, the surviving corporation. Pursuant to the Agreement, on June 27, 2005, the Company filed an amendment in the State of Nevada changing the name of the company to Global IT Holdings, Inc. and increasing the amount of authorized stock to 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 30, 2005, we filed an additional amendment in the State of Nevada further increasing the amount of authorized stock to 10,000,000,000 shares of common stock and 10,000,000 shares of preferred stock and decreased the par value to .00001.

FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2005 AND FOR THE PERIOD AUGUST 22, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

Sales for the year ended December 31, 2005 and for the period of August 22, 2004, (inception) through December 31, 2004, were $3,771,758 and $1,558,495, respectively. Sales are comprised of revenues from placing temporary contract information technology professionals and employee permanent placement fees. During 2005, approximately 87% or $3.3 million of are revenues were derived from employee contract services while the remaining 13% or approximately $480,000 was comprised of permanent placement fees. The approximate number of permanent placements for the year ended December 31, 2005 was 36. The increase in 2005 is due to an increase in activity in the permanent placement sector and having completed a full year of operations versus approximately four months of operations in 2004. Customers are relying on Global to locate more permanent placements than in the past. We anticipate this trend to continue throughout the year which we expect will increase our gross profit margin since costs associated with these permanent placement contracts are relatively fixed.

Additionally, our business, through the sale of our employee contract services, includes the development of custom software applications in connection with specific client engagements, generally assigned to the client, for which we receive no revenues.

Our cost of sales for the year ended December 31, 2005 and for the period of inception through December 31, 2004 were $2,527,075 and $1,054,778. The cost of contract services includes the wages and the related payroll taxes and benefits of contract workers that Global outsources.

Gross profit for the year ended December 31, 2005 and for the period of inception through December 31, 2004 was $1,244,683 and $503,717, respectively.

General and administrative expenses for the year ended December 31, 2005 and for the period of inception through December 31, 2004 were $2,363,565 and $808,544, respectively. General and administrative expenses are comprised primarily of payroll related expenses, consulting expenses, rent and factor fees.

Bad debt expense for year ended December 31, 2005 and for the period of inception through December 31, 2004 was $45,000 and $0 respectively.

Interest expense for the year ended December 31, 2005 and for the period of inception through December 31, 2004 was $1,623,139 and $210,472, respectively. Interest expense primarily includes interest on loans or notes payable and amortization of debt discounts. The 2004 interest expense includes interest on notes payable and debt discounts. 2005 interest expense includes notes payable interest and approximately $1,300,000 of immediate amortization for the implementation of derivatives accounting on previously issued notes upon the Company becoming publicly traded.

For the year ended December 31, 2005, we incurred income related to the change of fair value of derivative liabilities of $1,282,648.

Net loss for year ended December 31, 2005 and for the period of inception through December 31, 2004 was $1,763,369 and $616,454, respectively, or nil per share for each period.

FINANCIAL RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Sales for the three months ended September 30, 2006 and 2005 were $944,486 and $780,010, respectively. Sales for the nine months ended September 30, 2006 and 2005 were $2,974,211 and $2,747,605, respectively. Sales are comprised of revenues from placing temporary contract information technology professionals and employee permanent placement fees. For the nine months ended September 30, 2006, approximately 88% or $2.6 million of our revenues were derived from employee contract services while the remaining 12% or $360,000 was comprised of permanent placement fees. The nominal increase in 2006 is due to an increase in overall employee placements. We have been averaging approximately $40,000 a month in permanent placement fees for the nine months ended September 30, 2006. Further, we average approximately three permanent placement deals a month. For the 9 months ended September 30, 2006 and 2005, the Company entered into approximately 27 permanent placement deals. We anticipate this trend to continue throughout the year, due to additional sales and marketing staff, which we expect will increase our gross profit margin since costs associated with these permanent placement contracts are relatively fixed.

Additionally, our business, through the sale of our employee contract services, includes the development of custom software applications in connection with specific client engagements, generally assigned to the client, for which we receive no revenues.

Our cost of sales for the three months ended September 30, 2006 and 2005 were $643,158 and $553,605, respectively and for the nine months ended September 30, 2006 and 2005 were $2,038,705 and $1,870,530. The cost of contract services includes the wages and the related payroll taxes and benefits of contract workers that Global outsources.

Gross profit for the three months ended September 30, 2006 and 2005 was $301,328 and $226,405, respectively and for the nine months ended September 30, 2006 and 2005 was $935,506 and $877,075.

General and administrative expenses for the three months ended September 30, 2006 and 2005 were $2,633,915 and $451,914, respectively. General and administrative expenses for the nine months ended September 30, 2006 and 2005 were $3,882,902 and $1,539,654. General and administrative expenses are comprised primarily of payroll related expenses, consulting expenses, rent and factor fees. The large increase in general and administrative expenses for the nine months ended September 30, 2006 is mainly comprised of stock based compensation expense totaling approximately $2 million.

Bad debt expense for the three months ended September 30, 2006 and 2005 was $1,191 and $0 respectively and $3,550 and $0 for the nine months ended September 30, 2006.

Interest expense for the three months ended September 30, 2006 and 2005 was $328,214 and $323,297, respectively. Interest expense for the nine months ended September 30, 2006 and 2005 was $1,065,508 and $1,222,935 respectively. Interest expense primarily includes interest on loans or notes payable and amortization of debt discounts.

For the three months ended September 30, 2006 and 2005, we incurred income related to the change of fair value of embedded conversion option liability of $1,734,711and $900,685, respectively and for the nine months ended September 30, 2006, we incurred an expense of $885,668 and $514,936. We incurred expenses of $15,804 and $48,748 for the three and nine months ended September 30, 2006 and income of $236 for both the three and nine months ended September 30, 2005 relating to the change in fair value of warrant liability.

For the three and nine months ended September 30, 2006, we incurred a $486,326 gain on settlement of debt and accrued interest related to a forbearance agreement dated September 11, 2006. The settlement was due to a lawsuit generated from a 2004 promissory note issued by us in the amount of $1,100,000. As a result of the forbearance agreement, we agreed to pay $850,000 in full settlement of the action.

Net loss for the three months ended September 30, 2006 was $532,759 and for the same period of 2005, we recoded income of $276,948. Net loss for the nine months ended September 30, 2006 and 2005 was $4,692,564 and $2,627,381 respectively.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2006, we had cash of $55,318, accounts receivable net of $472,291 and a working capital deficit of $5,612,484 which includes $2,137,365 attributable to an embedded conversion option liability and $138,656 attributable to a warrant liability. The embedded conversion option liability and warrant liability represent the fair value of the potential liability the Company may incur if the Company is unable to issue capital shares to the holders of convertible notes or warrants, upon conversion or exercise, respectively, and thus, must settle those instruments with cash.

There was no cash used in investing activities for the three and nine months ended September 30, 2006 and 2005. Net cash provided by financing activities was $514,409 and $471,960 for the nine months ended September 30, 2006 and 2005, respectively. We have been funding business operations primarily on debt securities and shareholder loans.

During the three months ended September 30, 2006, we entered into a note agreement with Cornell Capital Partners for funding up to $950,000. As of September 30, 2006, $675,000 of that amount had been loaned to the Company. The note bears interest at a rate of 10% per annum. The note is payable over the term of 6 months, is secured by substantially all assets of the Company and is classified as a current liability in the accompanying financial statements. In November 2006, the Company obtained the remaining $275,000 from the financing.

We have used funding debt funding to obtain additional sales and marketing personnel, for working capital requirements and for paying for professional fees.

As of September 30, 2006, we had outstanding approximately $3.3 million of debt. Approximately $2.4 million of this debt is convertible into shares of are common stock at the option of the holder. All of the convertible debt is convertible at variable conversion rates and therefore, the embedded conversion options, meet the requirements of derivative liabilities under SFAS 133. The average interest rate for all outstanding debt is 10%. As of September 30, 2006, we were in default on approximately $2.45 million of are outstanding debt, the remaining $0.85 million is due within a year from September 30, 2006. We are currently renegotiating the terms and conversion options with the majority of the financers. We cannot assure you that such terms will be reached in which case the Company could be subject to additional legal proceedings. If such terms are met, it cannot be assured that such terms will be favorable to the Company.

We intend to continue to attempt to obtain additional financing which will allow us to expand our sales and marketing staff which will enable us to penetrate Companies that we have been unable to generate any business with to date. Our capital constraints have limited us from tapping into these additional revenue streams.

As a result of the recent funding, we recently entered into an agreement with an outside consulting firm that will enable us to penetrate a different geographic market. Due to financing and staffing requirements, we were previously unable to enter into market areas that were outside are immediate geographic location. We believe this additional and future staffing, will enable us to increase revenues at a much more rapid rate.

We have incurred substantial operating and net losses, as well as negative operating cash flows. As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit as of September 30, 2006 as well as at December 31, 2005 and December 31, 2004. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 that expressed substantial doubt regarding our ability to continue as a going concern.

The Company has negative cash flows, a working capital deficit of approximately $5.6 million and is in default of numerous loans. We have also suffered from continuing losses from operations. We do not believe that cash flow from operations will be sufficient to fund our activities over the next 12 months.  Our cash requirements for the next twelve months are approximately $5 million, including requirements for working capital (estimated to be approximately $1 million), personnel additions (estimated to be approximately $500,000), and debt service and repayment (estimated to be approximately $3.5 million). The company expects to obtain the necessary funds during the course of the twelve-month period and will manage its activities accordingly. In the event we are not able to generate sufficient funds from operations or financing, we will seek to obtain funding from other means, including the use of private and public debt and equity financing.

FUTURE EXPENDITURES

Our future capital expenditures will depend upon our ability to generate revenues or additional investment capital if our revenues are not sufficient. If, and to the extent that we are successful in generating net revenues or raising investment capital, our future expenditures will be applied towards general working capital purposes.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions, and estimates that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Note 2 to the Unaudited Consolidated Financial Statements and Note 1 to the Audited Consolidated Financial Statements describe the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. These critical accounting policies are affected significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements and actual results could differ materially from the amounts reported based on these policies.

Accounting for Derivatives - We evaluate our convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. Since derivative liabilities must be valued at fair value, we must select valuation methods that we believe best determine the fair value of the instruments. Observable market prices are the best indicator of fair value. However, since we do not have publicly traded option type securities, other valuation techniques must be used. These valuation techniques are to be applied in a manner consistent with fair value measurements objectives and should be based on established principles of financial economic theory and reflecting all substantive characteristics of the financial instrument. One of these methods is the Black-Scholes option pricing method, which we believe, can be used to value embedded conversion options as well as stock options and stock warrants. The assumptions used in this model include an estimate of our common stock’s trading volatility, the expected term of the instrument, the risk free interest rate associated with the expected term and the expected dividend rate. Expected volatility estimates are based upon historical volatility of our common stock without consideration of implied volatility since implied volatility is based on market-traded options, which we do not have. When estimating historical volatility, we generally use a historical time period equal to the estimated expected term of the instrument being valued and consider other factors such as the frequency of trading of our shares and consideration of future events and past events to make a final determination of the expected volatility. These factors can be highly subjective and the Black-Scholes model is very sensitive to the volatility estimates. The expected term for non-traded options that we issue is estimated based on the facts and circumstances of each grant including the estimated historical exercise terms of other company options. The vesting period forms the lower bounds of the expected term while the contractual term forms the upper bounds. Since our options are not publicly traded, the estimated expected term usually is less than the contractual term. Due to the sensitivity of the option-pricing model to the various assumptions used, changes during reporting periods in the assumptions can and do cause material changes to our financial condition and results of operations from period to period. Actual assumptions used to estimate the derivative liabilities our company incurs are disclosed in the footnotes to the financials statements during each reporting period.

Revenue Recognition - We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for our various revenues streams.

Placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company’s guarantee period which is generally 90 days.

Contract service revenues are recognized when services are rendered.

Contingencies and Litigation - We record a reserve for contingencies and litigation when an adverse outcome is probably and the amount of the potential liability is reasonably estimable. The Company is involved in two lawsuits as described elsewhere in this prospectus as well as Note 8 to the September 30, 2006 unaudited financial statements. All amounts due under such legal proceedings have been accrued in the Company’s September 30, 2006 unaudited financial statements.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

In October 2004, the Financial Accounting Standards Board (“FASB”) reached a final consensus on Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“ETIF Issue No. 04-8”), that contingently convertible debt instruments will be subject to the if-converted method under Statement of Financial Accounting Standard (“SFAS”) No. 128 “Earnings Per Share,” regardless of the contingent features included in the instrument. Under current practice, issuers of contingently convertible debt instruments exclude potential common shares underlying contingently convertible debt instruments from the calculation of diluted earnings per share until the market price or other contingency is met. The effective for EITF Issue No. 04-8 is for reporting periods ending after December 15, 2004 and requires the restatement of diluted earnings per share for all periods presented. The effect on this consensus did not have an impact on the accompanying consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB No. 43 Chapter 4, “Inventory Pricing” (“ARB No. 43”), to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43 previously stated that “… under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and handling costs may be so abnormal to require treatment as current period charges…” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. The provision of this statement will be effective for inventory costs during the fiscal years beginning after June 15, 2005. We do not believe that the adoption of this statement will have a material impact on its financial condition or results of operations.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123R”). SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB Opinion No. 25”) and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123R must be adopted no later than January 1, 2006 for small business issuers. Early adoption will be permitted in periods in which financial statement have not yet been issued. We adopted SFAS No. 123R on January 1, 2006.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1 Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities provided by the American Jobs Creation Act of 2004, and FSB FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected us as it does not participate in the related activities.

In March 2005, the SEC released Staff Accounting Bulletin No 107, “Share Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment regulations. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of the next fiscal year, instead of the next reporting period beginning after June 15, 2005. The Company has implemented SFAS 123(R) and followed the guidance as described in SAB 107. As a result, the Company recognized a compensation expense of $1,904,478 related to the issuance of shares to non-employees using a quoted trading price of $.04 on the grant date which was the more reliable measure of fair value.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. We adopted FIN 47 beginning the first quarter of fiscal year 2006; we have also evaluated the impact of the adoption of FIN 47 and do not believe the impact is significant to our overall results of operation of financial position.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement”. The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. We have evaluated the impact of the adoption of Statement 154 and do not believe the impact will be significant to our overall results of operation of financial position.

In February of 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments. (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125. SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity’s first fiscal year that begins after October 15, 2006. We are currently evaluating the impact of SFAS No. 155 will have on its financial statements, if any.

Quantitative and Qualitative Disclosure about Market Risk

We believe that we do not have any material exposure to interest or commodity risks. We do not own any derivative instruments and do not engage in any hedging transactions.

Comprehensive Income or Loss

We have no components of other comprehensive income or loss, and accordingly, net loss equals comprehensive loss for all periods presented.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

The Common Stock is reported on the Pink Sheets. Effective June 2005, the Common Stock trading symbol was changed to “GBTH.PK” as a reflection of our name change. Prior to the Reverse Merger and prior to the name change that occurred in June 2005, the Common Stock traded under the symbol of the predecessor public company High Road International Inc. “HRDI” for the preceding two years. As a result of the accounting treatment for the acquisition on June 2005 as a Reverse Merger, the stock price information before June 2005 has no relationship to the Company’s historical financial results and the Company does not believe this information provides any meaningful information concerning the performance of stock price before June 2005.

Effective August 1, 2006, the Common Stock trading symbol was changed to “GITH.PK”. The following table sets forth the range of reported closing bid prices of our common stock during the periods indicated. Such quotations reflect prices between dealers in securities and do not include any retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Trading in our common stock has generally been limited and sporadic, and should not be deemed to constitute an “established trading market”.

	High	Low
For the year ending December 31, 2006:
First Quarter	.17	.03
Second Quarter*	.14	.03
Third Quarter	.07	.02

For the year ended December 31, 2005:
Second Quarter**	.70	.14
Third Quarter	.52	.14
Fourth Quarter	.24	.03

**On April 12, 2005, we effected a 1 for 1000 reverse split of our issued and outstanding common stock.

*On June 16, 2006, we effected a 1 for 350 reverse split of our issued and outstanding common stock.

The above prices represent inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

As of October 26, 2006, we had approximately 383 shareholders of record. Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. located at 200 Memorial Parkway Atlantic Highlands, N.J. 07716, Telephone (732) 872-2727.

We have never paid cash dividends on our Common Stock, and currently intends to retain earnings, if any, for use in the operation of its business and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans under which the Common Stock is authorized for issuance as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:(1)	0	N/A
Equity compensation plans not approved by security holders:	0	N/A

Total	0	N/A

DESCRIPTION OF SECURITIES
Equity Securities

The total number of shares of all shares of stock which the corporation shall have the authority to issue is Ten Billion Ten Million (10,010,000,000) shares, consisting of Ten Billion (10,000,000,000) shares of common stock, par value $.00001, and Ten Million (10,000,000) shares of preferred stock, par value $.00001. An increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent. A decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the Board of Directors without shareholder consent.

Common Stock

The Company’s Board of Directors is authorized to issue up to 10,000,000,000 shares of common stock, par value $.00001 per share. As of October 26, 2006, there were issued and outstanding, 406,070,830 shares of common stock. All outstanding shares of common stock are fully paid and non-assessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. The declaration of any future cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon the Company’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities.

The holders of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. The common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

The Company’s Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $.00001 per share, in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and the designations, preferences, the number of shares, dividend rates, conversion or exchange rights, redemption provisions or other special rights of the shares constituting any class or series as the Board of Directors may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock issued by the Company could have priority over the Company’s Common Stock with respect to dividends or liquidation rights and could have voting and other rights of stockholders.

Debt Securities

On August 25, 2006, we closed a financing transaction in which we sold 10% secured convertible debentures (the “Cornell Debentures”) to Cornell Capital Partners, LP (“Cornell”) and raised $950,000 pursuant to a Securities Purchase Agreement dated thereof. We received $675,000 upon closing, received another $275,000 immediately prior to the date this registration statement was filed. The Cornell Debentures mature on February 25, 2007 and May 13, 2007, respectively. The Cornell Debentures are convertible from time to time into our common stock by Cornell at the price per share equal to the lesser of (1) seventy-five percent (75%) of the lowest volume weighted average price of our common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date or (2) $0.035.

We and our subsidiary granted Cornell a security interest in certain of our assets pursuant to a Security Agreement dated August 25, 2006 between us and Cornell. We entered into a Pledge and Escrow Agreement with Cornell, dated August 25, 2006 (the “Pledge Agreement”) whereby we agreed to pledge 25,000,000 shares of our common stock until such time all obligations under the Cornell Debentures have been satisfied. Pursuant to the Pledge Agreement, we delivered to the escrow agent stock certificates representing 25,000,000 shares of our common stock.

On August 26, 2004 we granted a promissory note with a principal amount of $1.1 million to Parker, Clark Data Processing, Inc., a New York corporation, and Platinum I.T. Consulting, Inc., a New York corporation, the former owners of our business. The note is payable in installments and matures on August 26, 2008. The note bears interest at a rate of 10% per annum. The note is payable over the term of 48 months and secured by substantially all our assets. In addition, the security agreement required us to establish a closing account reserving $300,000 by February 2005 and deliver certain collateral to the creditor to hold. There was $225,000 due in 2005 of which only $100,000 was paid. The note holder initiated a lawsuit to collect and in May 2006 a judgment was granted in favor of the plaintiff in the amount of $1,263,297 which represents the $1,000,000 principal plus accrued interest. On July 28, 2006, we signed a Settlement Agreement with the plaintiffs to issue stock for the value of the judgment less a $200,000 cash payment due by August 16, 2005. Subsequent to our missing the August 16, 2005 payment and as a result of such default under the terms of the Settlement Agreement, a judgment was entered against us on August 25, 2006 for $1,272,019. On September 11, 2006, we signed a Forbearance Agreement to pay the plaintiffs $850,000 in full settlement of the action. $200,000 of the $850,000 debt was paid in cash on September 12, 2006. The remainder is to be paid in shares of our common stock. We are required to issue to plaintiff on a monthly basis common shares with a market value of $50,000 (based on the trading price on the first day of such month). If plaintiff receives less than $50,000 from the sale of such shares, then we would be required to issue additional common stock. If plaintiff receives more than $50,000 from the sale of such shares, then the number of shares to be issued to plaintiff during the next month would be proportionally reduced. As of the date of this prospectus, we are current on our payments pursuant to the Forbearance Agreement. As a result of the settlement, the Company recorded a gain on settlement of debt and accrued interest of $486,326 for the nine months ended September 30, 2006.

On August 26, 2004, we issued Series A convertible notes which accrue interest at 10% and matured on June 26, 2006. No payments have been made on these notes and they are currently in default. The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trading price five days before conversion times 80% or (ii) the average of the lowest three days trading price five days before funding. The notes contain registration rights. One of the notes for $25,474 accrues interest at 10% and was due May 31, 2006. This note is convertible into common stock at 60% of the average closing bid price 3 days prior to conversion. In April 2006 the conversion terms were amended to fix the conversion shares at 800,000,000 shares of common stock. In July 2006, the note was amended for a second time extending the maturity date to May 31, 2007 and as consideration, the conversion rate of the note is not subject to any modification or adjustment, including reverses, to the capital stock of the Company. As of September 30, 2006, 10,315,797 shares have been issued upon conversion of $16,654 of principal and interest under the terms of the note.

On August 26, 2004, we issued Series A convertible notes which accrue interest as 6.5% and matured on December 31, 2004. The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trade price during the twenty days before conversion times 75% or (ii) the average lowest of the lowest three days trade price during the twenty days prior to the funding date times 75%. The notes contain registration rights (see below). These notes are secured by all assets of the Company. The note is currently in default and the note holder has brought litigation against us because of this matter. No interest payments have been made to date and are recorded in accrued interest as of September 30, 2006.

In July 2005, we issued a note with an original principal of $950,000 which accrues interest at 5% and matures on June 29, 2007. The note is convertible into common stock at the lesser of (i) 100% of the average closing bid price per share of the common stock before the five trading days immediately preceding the closing date and (ii) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance. During 2005, $67,500 was converted (see below). The debenture is secured by all our assets. We simultaneously issued to the Investor a three-year Warrant to purchase 1,358 Shares of our common stock at an exercise price of $0.001. The Investor has piggy-back registration rights for the shares of common stock underlying the debenture and warrant. No interest payments have been made to date and are recorded in accrued interest as of September 30, 2006.

In August 2005, we received a judgment against us relating to rent due to a prior landlord. The judgment was for $262,364 of which $52,364 was paid immediately and the remaining balance of $210,000 was settled in the form of a non-interest bearing promissory note with payments due as follows: August 15, 2005, $15,000; September 15, 2005, $15,000; and 36 equal monthly payments of $5,000 each starting October 15, 2005. Through December 31, 2005, we made the first August 15, 2005 payment and became in default after not making any additional scheduled payments. The balance at September 30, 2006 was $185,000 which includes two additional $5,000 payments made in January 2006. No interest payments have been made to date and are recorded in accrued interest as of September 30, 2006.

In December 2005, the Company issued a $70,000 convertible promissory note. The conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance. The note is currently in default and is classified as a current liability in the accompanying financial statements. No interest payments have been made to date and are recorded in accrued interest as of September 30, 2006.

In June 2006, the Company issued an additional $85,000 convertible promissory note. The conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance. The note is currently in default and is classified as a current liability in the accompanying financial statements. No interest payments have been made to date and are recorded in accrued interest as of September 30, 2006.

Warrants

We currently have outstanding the following warrants:

On August 19, 2006, we granted Cornell Capital Partners a four-year Series A warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.001 per share (the “Series A Warrant”) and a four-year Series B warrant to purchase 1,500,000 shares of common stock at an exercise price of the lesser of (a) $0.024 per share and (b) 75% of the lowest closing bid price on the exercise date (the “Series B Warrant”).

On June 30, 2005, we granted Highgate House, LLC a warrant to purchase 1,358 shares of our common stock at $.35 per share. The warrants may be exercised for cash consideration or in a “cashless” manner by tendering the warrants for their “fair market value”. The “fair market value” of the warrants shall be the difference between the market value for each share of our common stock and the warrant exercise price for each share. This warrant expires on June 29, 2008.

SELLING SHAREHOLDERS

The Selling Shareholders listed in the table below may use this prospectus for the resale of shares of Common Stock being registered hereunder, although no Selling Shareholder is obligated to sell any such shares. Of the 133,000,000 shares of Common Stock offered by this prospectus, none of the shares of Common Stock are outstanding as of the date hereof, 3,000,000 shares of Common Stock are issuable upon the exercise of certain outstanding warrants, 133,000,000 shares are issuable upon conversion of certain outstanding convertible securities. The Selling Shareholders who hold such warrants and debentures are not required to exercise or convert, as applicable, such securities. None of the Selling Shareholders is our affiliate, except as otherwise noted below.

The following table sets forth certain information regarding the Selling Shareholders and the shares of Common Stock beneficially owned by the Selling Shareholders. All information contained in the table is correct as of November 1, 2006. We are not able to estimate the number of shares that will be held by the Selling Shareholders after the completion of this offering because the Selling Shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

			Shares Beneficially Owned After Completion of the Offering
Selling Shareholders	Shares of Common Stock Beneficially Owned Prior to the Offering[1]	Number of Shares Being Offered[2]	Number	Percent
Cornell Capital Partners, LP(2)	0	133,000,000	0	0%

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a Selling Shareholder is deemed to have beneficial ownership of any shares of Common Stock that such shareholder has the right to acquire within 60 days of October 1, 2006. Excludes shares of common stock issuable upon conversion of certain promissory notes and 3,000,000 shares of common stock issuable upon exercise of certain warrants which are not convertible or exercisable, respectively, until 60 days after the shareholders holds less than 4.99% of the outstanding common stock.

(2)
Includes 130,000,000 shares of common stock issuable upon conversion of certain promissory notes and 3,000,000 shares of common stock issuable upon exercise of certain warrants. The natural person with voting power and investment power on behalf of Cornell Capital Partners, LP is Mr. David Gonzalez.

PLAN OF DISTRIBUTION

Each Selling Shareholder of our Common Stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Principal Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Buyers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the Buyer of shares, from the Buyer) in amounts to be negotiated. Each Selling Shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses we incur incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale.

EXPERTS

The financial statements included in this prospectus have been audited by Wiener Goodman & Company PC, our independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and warrants was passed upon for our company by Richardson & Patel LLP.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our amended and restated articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by h, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, the Selling Shareholders may, from time to time, sell the Common Stock described in this prospectus. We may prepare a prospectus supplement at any time to add, update or change information contained in this prospectus.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2006 through the date of this prospectus.

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Page (s)
Consolidated Balance Sheet as of September 30, 2006 (unaudited)	1
Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2006 and 2005 (unaudited)	2
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2006 and 2005 (unaudited)	3
Notes to Consolidated Financial Statements (unaudited)	4-16

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(UNAUDITED)

ASSETS
Current Assets:
Cash	$55,318
Accounts receivable, net	472,291
Due from factor	82,905
Prepaid expenses	42,500
Total Current Assets	653,014

Property and Equipment, net	9,167

Other Assets:
Customer list, net	857,500
Deposit	35,645
Debt issue costs	9,668
Total Other Assets	902,813

TOTAL ASSETS	$1,564,994

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Bank overdraft liability	$9,120
Accounts payable	526,426
Accrued interest	224,060
Accrued liquidated damages	378,335
Accrued Payroll	105,320
Due to factor	484,232
Convertible notes payable, related parties, net of discount	767,472
Convertible notes payable, net of discount	658,955
Notes payable	835,000
Other current liabilities	557
Warrant liability	138,656
Embedded conversion option liability	2,137,365
Total Current Liabilities	6,265,498

Total Liabilities	6,265,498

Commitments and contingencies (See Note 8)

Stockholders’ Deficiency
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.00001 par value, 10,000,000,000 shares authorized, 65,949,309 issued and outstanding	659
Additional paid-in capital	2,371,224
Accumulated deficit	(7,072,387)
Total Stockholders’ Deficiency	(4,700,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$1,564,994

See accompanying notes to unaudited consolidated financial statements.

1

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales	$944,486	$780,010	$2,974,211	$2,747,605
Cost of sales	(643,158)	(553,605)	(2,038,705)	(1,870,530)
Gross profit	301,328	226,405	935,506	877,075

Operating Expenses
Depreciation and amortization	76,000	75,167	228,000	227,167
Bad debt expense	1,191	-	3,550	-
Selling, general and administrative expenses	2,633,915	451,914	3,882,902	1,539,654
Total Operating Expenses	2,711,106	527,081	4,114,452	1,766,821

Loss from operations	(2,409,778)	(300,676)	(3,178,946)	(889,746)

Other Income (Expense)
Gain on Settlement of debt and accrued interest	486,326	-	486,326	-
Interest expense	(328,214)	(323,297)	(1,065,508)	(1,222,935)
Change in fair value of embedded conversion option liability	1,734,711	900,685	(885,688)	(514,936)
Change in fair value of warrant liability	(15,804)	236	(48,748)	236
Total Other Income (Expense)	1,877,019	577,624	(1,513,618)	(1,737,635)

Net (Loss) Income	$(532,759)	$276,948	$(4,692,564)	$(2,627,381)

Net (loss) income per share - basic and diluted	$(.01)	$.03	$(.26)	$(.57)

Weighted average shares outstanding during the period - basic and diluted	36,888,896	9,565,519	18,137,036	4,600,367

See accompanying notes to unaudited consolidated financial statements.

2

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)

	September 30, 2006	September 30, 2005
Cash Flows from Operating Activities:
Net loss	$(4,692,564)	$(2,627,381)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt issue costs	15,877	15,012
Amortization of debt discount on notes	810,543	1,034,385
Amortization of customer list	220,500	220,500
Depreciation	7,500	6,667
Stock for services	2,002,074	16
Change in fair value of derivative liability	934,436	514,700
Accrued interest included in notes payable	2,903	-
Bad debt expense	3,550	-
Settlement Expense	-	220,474
Gain on settlement of debt and accrued interest	$(486,326)	-
Changes in operating assets and liabilities (Increase) Decrease in:
Accounts receivable, net	165,929	20,044
Prepaid expenses	(37,077)	9,773
Security deposit	-	(35,645)
Accounts payable	146,885	157,981
Accrued payroll taxes payable	2,927	(67,698)
Accrued liquidated damages	147,305	168,346
Accrued Interest	236,185	146,350
Other liabilities	557	-
Net Cash Used in Operating Activities	(518,796)	(216,476)

Cash Flows from Financing Activities:
Bank overdraft (repayment)	9,120	(22,879)
Debt discount and issue costs	(97,500)	(15,079)
Net proceeds from factoring of accounts receivable	52,789	(31,267)
Note proceeds	760,000	1,115,310
Note principal repayments	(210,000)	(574,125)
Net Cash Provided by Financing Activities	514,409	471,960

Net Increase (Decrease) in Cash	(4,387)	255,484
Cash - Beginning of Period	59,705	4,700
Cash - End of Period	$55,318	$260,184

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Debt discount relating to derivatives	$654,650	$2,149474
Reclassification of derivative liability to equity	28,862	241,608
Conversion of debt to common stock	16,654	60,000

See accompanying notes to unaudited consolidated financial statements

3

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

1.	BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes of the company for the year ending December 31, 2005 included in the company’s Form SB-2.

On June 16, 2006, the board approved a 1 for 350 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.
(See Note 6)

2.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company specializes in providing information technology professionals to clients on a temporary contract basis for an hourly fee and providing employee placement services for a fixed fee.

On August 19, 2004, Global I.T. Holdings, Inc. (the “Company”, “we” “us”, “our” or “Global”) entered into a Stock Purchase Agreement and Share Exchange with Platinum IT Consulting, Inc. (“Platinum”), whereby Platinum became Global’s wholly owned subsidiary.

On August 26, 2004, Global through its subsidiary, acquired certain assets of Platinum I.T. Holdings, Inc. and Parker Clark Data Processing, Inc.

On June 14, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) between High Road International, Inc. (“Highroad”) an inactive public shell and Global IT Holdings, Inc. (“Global”), a Nevada corporation, Highroad purchased all of the outstanding shares of Global for a total of 857,143 shares of the Company’s common stock and 10 shares of the Company’s preferred stock. Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became a wholly owned subsidiary of the Company. This transaction was accounted for as a recapitalization of the Company.

On June 17, 2005, pursuant to a Plan of Merger between the Company and its subsidiary Global, Global was merged into the Company, the surviving corporation. Pursuant to the Agreement, on June 27, 2005, the Company filed an amendment in the State of Nevada changing the name of the company to Global IT Holdings, Inc. and increasing the amount of authorized stock to 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 30,
2005, the Company filed an additional amendment in the State of Nevada further increasing the amount of authorized stock to 10,000,000,000 shares of common stock and 10,000,000 shares of preferred stock and decreasing the par value to .00001.

4

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

Principals of Consolidation

The unaudited consolidated financial statements include the accounts of Global I.T. Holdings, Inc. and its wholly-owned subsidiary Platinum I.T. Consulting, Inc. All references to “the Company” in these financial statements relate to the consolidated entity. All significant Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2006 and 2005 include an estimate of the deferred tax asset valuation allowance, allowance for doubtful accounts on accounts receivable, depreciable lives on equipment, amortization period of intangible assets, impairment valuation on intangible assets and valuation of equity related instruments and derivatives issued.

Cash and Cash Equivalents

For the purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

5

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

Stock Based Compensation

At January 1, 2006, the company adopted the provisions of SFAS No. 123R. In December 2004, the FASB issued SFAS No. 123 (“SFAS 123”) (revised 2004) “Share-Based Payment” (SFAS 123R”). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees".

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. There is no calculation of fully diluted earnings per share in 2006 or 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

At September 30, 2006 there were 3,001,358 warrants outstanding that may dilute future earnings per share and there were an indeterminate amount of shares that convertible debt is convertible into that could dilute future earnings per share. As an estimate, if the convertible debt was converted at September 30, 2006, it would result in the issuance of approximately 3 billion shares.

3.	GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss and cash used in operations of $4,692,564 and $518,796 respectively for the nine months ended September 30, 2006, a working capital deficit of $5,612,484, a stockholders’ deficit of $4,700,504 and an accumulated deficit of $7,072,387 at September 30, 2006. These matters raise substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

6

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, generate additional revenues and reduce operating expenses. We cannot assure you that we will generate sufficient cash flow from operations or obtain additional financing to meet scheduled debt payments and financial covenants. If we fail to make any required payment under the agreements and related documents governing our indebtedness or fail to comply with the financial and operating covenants contained in them, we would be in default.

The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

The Company is taking actions to improve its operating results and cash flows through a plan to increase the sales and marketing team in order to increase revenues.

4.	ACCOUNTS RECEIVABLE AND FACTOR AGREEMENT

The Company factors trade accounts receivable, with recourse, pursuant to a one year factoring agreement (the “Agreement”) entered into in August 2004 and amended in February 2006 (See Below). Under the Agreement, the factor originally advanced 85% of the face value of specific approved customers up to a maximum of $2,000,000, with a monthly minimum of $500,000 based on a rolling three-month average. The company was charged a facility fee of 1% on the total committed factoring facility, which was paid at closing. At September 30, 2006, the Company has pledged all of its eligible accounts receivable. The factor agreement is also secured by a lien on all of the Company’s tangible assets. Due to the recourse provision, the factoring arrangement is accounted for as a secured borrowing and the balance due to the factor for factored accounts receivable was $484,232 and the balance due from factor for reserves was $82,905 at September 30, 2006. The fair value of the factor asset and liability approximates the carrying value due to the short term nature of the liability.

Accounts Receivable at September 30, 2006 is as follows:

Accounts receivable	$517,291
Less: Allowance for doubtful accounts	45,000
Accounts Receivable, net	$472,291

Bad debt expense for the nine months ended September 30, 2006 and 2005 was $3,550 and $0, respectively.

In December 2005, a new factor Company purchased the above mentioned factor agreement pursuant to an assignment and assumption agreement between the old and new factor Company.

7

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

On February 24, 2006, the Company entered into an amended and restated Agreement with the new factor. The one year amended agreement called for a guaranteed monthly volume of $150,000 in accounts receivable factored based on an average of the preceding 3-months factor amounts and a minimum discount fee based on the minimum guaranteed volume. All other terms and conditions remained the same, including the recourse provision.

5.	CONVERTIBLE NOTES PAYABLE, CONVERTIBLE NOTES PAYABLE, RELATED PARTY AND NOTES PAYABLE

The following tables reflect current convertible and non-convertible notes and loans as of September 30, 2006:

Current Convertible Notes Payable, Related Parties (See Note 7)

Series A convertible notes payable, related parties, unsecured - 10% (a)	$491,500
Series A convertible notes payable, related parties, secured - 6.5% (b)	337,098
Series A convertible notes payable - related party - 6.5% (b)	38,000
Total current convertible notes, related parties	866,598
Less Debt discount	(99,126)
Total current convertible notes, related parties, net	$767,472

Current Convertible Notes Payable

5% Secured convertible debenture, secured (c)	$882,500
10% Secured convertible debenture, secured (e)	675,000
Total current convertible notes	1,557,500
Less Debt discount	(898,545)
Total current convertible notes, net	$658,955

Current Non-convertible notes payable are as follows as of September 30, 2006:

Promissory Note, secured (d)	$650,000
Promissory Note, unsecured (d)	185,000
Total current non-convertible promissory notes	$835,000

Interest expense, which includes amortization of debt discounts, on all convertible and non-convertible notes for the nine months ended September 30, 2006 and 2005 was $1,065,508 and $1,222,935, respectively.

The weighted average interest rate on short-term obligations was 10% at September 30, 2006.

(a)
Series A convertible notes payable which accrue interest at 10% and matured on June 26, 2006. No payments have been made on these notes, they are currently in default and classified as current liabilities in the accompanying financial statements. The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trading price five days before conversion times 80% or (ii) the average of the lowest three days trading price five days before funding. The notes contain registration rights (see below).

8

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

(b)
Series A convertible notes payable which accrue interest at 6.5% matured on December 31, 2004, are currently in default and classified as current liabilities in the accompanying financial statements. (except for one Note - see below) The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trade price during the twenty days before conversion times 75% or (ii) the average lowest of the lowest three days trade price during the twenty days prior to the funding date times 75%. The notes contain registration rights (see below). All assets of the Company secure these notes. One of the notes for $25,474 accrued interest at 10% and was due May 31, 2006. This note was convertible into common stock at 60% of the average closing bid price 3 days prior to conversion. In August 2005 the conversion terms were amended to fix the conversion shares at 800,000,000 shares of common stock. In July 2006, the note was amended for a second time extending the maturity date to May 31, 2007 and as consideration, the conversion rate of the note is not subject to any modification or adjustment, including reverses, to the capital stock of the Company. As of September 30, 2006, 10,315,797 shares have been issued upon conversion of $16,654 of principal and interest under the terms of the note. (See Note 6)

(c)
This represents one note with an original principal of $950,000, which accrues interest at 5%, matures on June 29, 2007 and is classified as a current liability in the accompanying financial statements. The note is convertible into common stock at the lesser of (i) 100% of the average closing bid price per share of the common stock before the five trading days immediately preceding the closing date and (ii) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. During 2005, $67,500 was converted (see below). The debenture is secured by all the assets of the Company. The Company simultaneously issued to the Investor a three-year Warrant to purchase 1,358 Shares of the Company’s common stock at an exercise price of $0.35. The Investor has piggy-back registration rights for the shares of common stock underlying the debenture and warrant.

(d)
In August 2004, the Company entered into a note agreement with its former owners in the amount of $1,100,000. The note bears interest at a rate of 10% per annum. The note is payable over the term of 48 months and secured by substantially all assets of the Company. In addition, the security agreement required the Company to establish a closing account reserving $300,000 by February 2005 and deliver certain collateral to the creditor to hold. There was $225,000 due in 2005 of which only $100,000 was paid. The note holder initiated a lawsuit to collect and in May 2006 a judgment was granted in favor of the plaintiff in the amount of $1,263,297 which represents the $1,000,000 principal plus accrued interest. On July 28, 2006, we signed a Settlement Agreement with the plaintiffs to issue stock for the value of the judgment less a $200,000 cash payment due by August 16, 2006. Subsequent to our missing the August 16, 2006 payment and as a result of such default under the terms of the Settlement Agreement, a judgment was entered against us on August 25, 2006 for $1,272,019. On September 11, 2006, we signed a Forbearance Agreement to pay the plaintiffs $850,000 in full settlement of the action. $200,000 of the $850,000 debt was paid in cash on September 12, 2006. The remainder is to be paid in shares of our common stock. We are required to issue to plaintiff on a monthly basis common shares with a market value of $50,000 (based on the trading price on the first day of such month). If plaintiff receives less than $50,000 from the sale of such shares, then we would be required to issue additional common stock. If plaintiff receives more than $50,000 from the sale of such shares, then the number of shares to be issued to plaintiff during the next month would be proportionally reduced. As of the date of this prospectus, we are current on our payments pursuant to the Forbearance Agreement. As a result of the above mentioned settlement, the Company recorded a gain on settlement of debt and accrued interest of $486,326 for the nine months ended September 30, 2006.

9

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

In August 2005, the company received a judgment against it relating to rent due to a prior landlord. The judgment was for $262,364 of which $52,364 was paid immediately and the remaining balance of $210,000 was settled in the form of a non-interest bearing promissory note with payments due as follows: August 15, 2005, $15,000; September 15, 2005, $15,000; and 36 equal monthly payments of $5,000 each starting October 15, 2005. Through December 31, 2005, the Company made the first August 15, 2005 payment and became in default after not making any additional scheduled payments. The balance at September 30, 2006 was $185,000 (plus accrued interest of $19,341), which includes two additional $5,000 payments made in January 2006, and is reflected in the accompanying financial statements as a current liability.

(e)
In August 2006, the Company entered into a note agreement for funding up to $950,000. As of September 30, 2006, $675,000 of that amount had been loaned to the Company. The note bears interest at a rate of 10% per annum. The note is payable over the term of 6 months, is secured by substantially all assets of the Company and is classified as a current liability in the accompanying financial statements. The note is convertible into common stock at the lesser of (i) 100% of the average closing bid price per share of the common stock before the five trading days immediately preceding the closing date and (ii) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. The Company simultaneously issued to the Investor two, four-year Warrants to purchase up to 3,000,000 Shares of the Company’s common. A four-year Series A warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.001 per share was issued as well as a four-year Series B warrant to purchase 1,500,000 shares of common stock at an exercise price of the lesser of (a) $.024 per share and (b) 75% of the lowest closing bid price on the exercise date. The Investor has piggy-back registration rights for the shares of common stock underlying the debenture and warrant. The Company has placed into escrow, 25,000,000 shares related to the above funding until all terms of the convertible debentures are met. These shares are not considered issued or outstanding for accounting purposes. (See Note 6)

The Company evaluated all convertible notes issued in 2004 and 2005 to determine if the embedded conversion options were derivatives pursuant to SFAS 133 and related interpretations including EITF 00-19. The Company determined that the embedded conversion options were not derivatives when the Company was not publicly traded prior to June 2005 since the underlying shares were not easily convertible to cash. In addition, there was no intrinsic beneficial conversion value of the conversion rights.

In June 2005, when the Company became publicly traded, the Company re-evaluated the existing convertible debentures and determined the embedded conversion options qualified as derivatives pursuant to SFAS 133 since the conversion prices are variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying several of the notes are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion options of all convertible notes re-evaluated in June 2005 was of $1,498,993 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 0 (for matured notes) to 1 year, volatility of 241%, zero dividends and interest rate of 3.66%. The $1,498,993 fair value was allocated $1,281,474 to debt discount, the maximum to be recorded, and $217,519 to operations as a change in fair value of derivatives. The discounts are amortized to interest expense over the terms of the notes. In July 2005, $491,125 of Notes was paid down resulting in a pro rata portion equaling $128,319 of the fair value of the embedded conversion option derivative liability being reclassified to additional paid-in capital. Changes in the fair value of the derivative liability through are recorded in other income (expense) in the period of the change.

10

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

In July 2005, the Company issued a 5% Secured Convertible Debenture for $950,000 due in 2 years and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion option on the issuance date was $1,972,576 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 2 years, volatility of 241%, zero dividends and interest rate of 3.66%. The $1,972,576 fair value was allocated $949,495 to debt discount the maximum to be recorded, and $1,023,081 to operations as a change in fair value of derivatives. The discount is amortized to interest expense over the 2-year term of the note. During 2005, $67,500 of the note was converted to common stock resulting in a reclassification of the fair value of the related embedded conversion option derivative liability at the conversion dates aggregating $126,205. Changes in the fair value of the derivative liability through December 31, 2005 are recorded in other income (expense). In addition, due to the authorized shares issue, the 1,358 warrants were determined to be classified as derivative liabilities pursuant to EITF 00-19 and recorded at their fair value of $505 at the issuance date. Changes in the fair value of the warrant liability are recorded in other income (expense) in the period of the change.

In December 2005, the Company issued a $70,000 convertible promissory note and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion option on the issuance date was $31,267 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 2 years, volatility of 241%, zero dividends and interest rate of 3.66%. The $31,267 fair value was allocated to debt discount. The discount is amortized to interest expense over the 7 month-term of the note. Changes in the fair value of the derivative liability are recorded in other income (expense) in the period of the change.

11

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

In June 2006, the Company issued an additional $85,000 convertible promissory note and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion option on the issuance date was $157,018 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 3 months, volatility of 223%, zero dividends and interest rate of 5.1%. The $157,018 was allocated to debt discount. The discount was amortized to interest. Changes in the fair value of the derivative liability are recorded in other income (expense) in the period of the change.

In August 2006, the Company issued an additional $675,000 convertible promissory note and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (beginning in November 2006). The fair value of the conversion option on the issuance date was of $619,143 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 6 months, volatility of 255%, zero dividends and interest rate of 4.77%. The $619,143 fair value fair value was allocated $497,632 to debt discount, the maximum to be recorded, and $121,511 to operations as a change in fair value of derivatives. The discounts are amortized to interest expense over the terms of the notes. Changes in the fair value of the derivative liability are recorded in other income (expense) in the period of the change. In addition, due to the authorized shares issue, the 3,000,000 warrants were determined to be classified as derivative liabilities pursuant to EITF 00-19 and recorded at their fair value of $89,868 at the issuance date. Changes in the fair value of the warrant liability are recorded in other income (expense) in the period of the change.

All of the above mentioned notes had various fees withheld from the proceeds representing fees to the lender or debt issue costs to third parties. Fees to the lenders are accounted for as debt discounts and fees to third parties are recorded as deferred debt issue costs non-current assets, both to be amortized over the debt terms. Amortization of fees related to debt discounts into interest expense for the nine months ended September 30, 2006 and 2005 was $73,619 and $52,012, respectively, and amortization of debt issue costs into debt issue costs expense for the nine months ended September 30, 2006 and 2005 was $15,877 and $15,012, respectively.

The underlying conversion shares of several convertible notes are subject to registration rights with filing deadlines ranging from 30 to 90 days and effectiveness deadlines ranging from 90 to 180 days. The registration rights agreement specifies liquidated damages of 2% of the loan value for each 30 days the Company is not in compliance. Liquidated damages expense incurred for the nine months ended September 30, 2006 and 2005 was $147,305 and $168,346 and accrued liquidated damages at September 30, 2006, was $378,335.

12

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

6.	STOCKHOLDERS’ DEFICIENCY

Capital Structure

We are authorized to issue up to 10,000,000,000 shares of our common stock, $0.00001 par value per share, of which 65,949,309 were issued and outstanding as of September 30, 2006. Additionally, at September 30, 2006, the Company has held in escrow 38,121,521 shares as a reserve for shares to be issued upon conversion of two separate convertible debentures. These escrow shares are not considered issued or outstanding for accounting purposes (See Note 5 (c and e)). We are authorized to issue 10,000,000 shares of preferred stock.

Reverse stock split

On April 12, 2005, the board approved a 1 for 1000 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.

On June 16, 2006, the board approved a 1 for 350 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.

Recapitalization

On June 14, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) between High Road International, Inc. (“Highroad”) an inactive public shell and Global IT Holdings, Inc. (“Global”), a Nevada corporation, Highroad purchased all of the outstanding shares of Global for a total of 857,143 shares of the Company’s common stock and 10 shares of the Company’s preferred stock. Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became a wholly owned subsidiary of the Company. This transaction was accounted for as a recapitalization of the Company. Accordingly, the accompanying consolidated financial statements reflect the assets and liabilities of both companies combined at the recapitalization date, the historical operations of Global and the operations of Highroad from the recapitalization date.

On June 17, 2005, pursuant to a Plan of Merger between the Company and its subsidiary Global, Global was merged into the Company, the surviving corporation. Pursuant to the Agreement, on June 27, 2005, the Company filed an amendment in the State of Nevada changing the name of the company to Global IT Holdings, Inc. and increasing the amount of authorized stock to 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 30, 2005, the Company filed an additional amendment in the State of Nevada further increasing the amount of authorized stock to 10,000,000,000 shares of common stock and 10,000,000 shares of preferred stock and decreasing the par value to .00001.

13

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

Preferred Stock

Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. In 2005, the 10 shares of preferred stock issued as part of the recapitalization above was converted to 5,578,572 common shares of the Company.

Common Stock

In April 2005 the Company affected a 1 for 1000 reverse stock split to eliminate certain shareholders holding small amounts of shares. Immediately after the reverse split, the Company reissued shares to the other shareholders to restore them to their prior pre-reverse split share quantities and issued an additional 46 shares to certain existing shareholders for services rendered. Management determined this action to be in effect a recapitalization with no financial accounting effect. The additional 46 shares, however, were valued at the $.001 per share quoted trading price of the common stock on the grant date resulting in an expense of $16.

In June 2005 the Company was deemed to have issued 1,135,715 common shares to the original shareholders of the public shell, Highroad as part of the recapitalization discussed above. There was no net financial accounting effect other than an increase in par value and decrease in additional paid-in capital of $11.

During 2005, the $950,000 convertible note holder converted $67,500 of the debt and was issued 449,909 common shares.

In April 2006, the Company issued 1,315,797 shares of common stock for a related party convertible note payable (See Note 5(b)). A portion of the issued shares were assigned to a third party. The 887,225 shares assigned for services were valued at the quoted trading price resulting in an expense of $97,596.

In August and September 2006, the Company issued 7,500,000 and 1,500,000 shares of common stock for a related party convertible note payable (See Note 5(b)).

In August 2006, the Company issued 47,611,961 shares of its common stock to related and unrelated parties as compensation. The Company recognized a compensation expense $1,904,478 related to the issuance using a quoted trading price of $.04 on the grant date.

Warrants and Options

There were no compensatory warrants or options granted to employees or non-employees during the nine months ended September 30, 2006 and 2005.

During June 2005 there were 1,358 common stock warrants issued with a convertible debenture at an exercise price of $0.35 per common share (Note 5 (c)). In addition, During August 2006, a four-year Series A warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.001 per share was issued as well as a four-year Series B warrant to purchase 1,500,000 shares of common stock at an exercise price of the lesser of (a) $.024 per share and (b) 75% of the lowest closing bid price on the exercise date related to the funding described in (Note 5(e)). The exercise prices are subject to standard anti-dilution provisions and shall also be reduced if the Company sells shares at a price less than the exercise price. The warrants are immediately exercisable and expire June 29, 2008 and August 25, 2010, respectively. The Investors have piggy-back registration rights for the shares of common stock underlying the warrant. The warrants are classified as derivative liabilities pursuant to EITF 00-19.

14

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

7.	RELATED PARTIES

The Company entered into a Series A 6.5% convertible promissory note for $50,000 with the former CEO of the Company during the time he was CEO. The Company also had advancements due from this officer totaling $12,000. The Company utilized a right of set-off, leaving the outstanding debt at $38,000 as of September 30, 2006 (plus accrued interest of $6,246). This former officer is in litigation with the Company. (See Note 8)

The Company has notes payable to two related party principal stockholders of $491,500 and $337,098 (See Note 5).

8.	COMMITMENTS AND CONTINGENCIES

Legal matters

In August 2004, the Company entered into a note agreement with its former owners in the amount of $1,100,000. The note bears interest at a rate of 10% per annum. The note was payable over the term of 48 months and secured by substantially all assets of the Company. In addition the security agreement required the Company to establish a closing account reserving $300,000 by February 2005 and deliver certain collateral to the creditor to hold. There was $225,000 due in 2005 of which only $100,000 was paid. The note holder initiated a lawsuit to collect and in May 2006 a judgment was granted in favor of the plaintiff in the amount of $1,263,297 which represents the $1,000,000 principal plus accrued interest. On July 28, 2006, we signed a Settlement Agreement with the plaintiffs to issue stock for the value of the judgment less a $200,000 cash payment due by August 16, 2005. Subsequent to our missing the August 16, 2005 payment and as a result of such default under the terms of the Settlement Agreement, a judgment was entered against us on August 25, 2006 for $1,272,019. On September 11, 2006, we signed a Forbearance Agreement to pay the plaintiffs $850,000 in full settlement of the action. $200,000 of the $850,000 debt was paid in cash on September 12, 2006. The remainder is to be paid in shares of our common stock. We are required to issue to plaintiff on a monthly basis common shares with a market value of $50,000 (based on the trading price on the first day of such month). If plaintiff receives less than $50,000 from the sale of such shares, then we would be required to issue additional common stock. If plaintiff receives more than $50,000 from the sale of such shares, then the number of shares to be issued to plaintiff during the next month would be proportionally reduced. As of the date of this prospectus, we are current on our payments pursuant to the Forbearance Agreement. As a result of the settlement, the Company recorded a gain on settlement of debt and accrued interest of $486,326 for the nine months ended September 30, 2006.

In October 2005 the company received a notice from an attorney of a creditor. The creditor is a former officer of the Company who is owned $38,000 plus accrued interest under a promissory note. The notice advises the Company that the note was due on December 31, 2004 and is in default and demands full payment. As of September 30, 2006, all amounts under this agreement have been accrued.

From time to time we may become subject to other proceedings, lawsuits and other claims in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

15

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(UNAUDITED)

9.	SUBSEQUENT EVENTS

The Company received the remaining portion of its funding (Note 5(e)) in November 2006 totaling $275,000.

From October 1, 2006 through January 5, 2007, the Company issued an aggregate of 291,000,000 shares of common stock for service valued at an aggregate $7,110,000, based on the quoted trading prices on the various grant dates (ranging from $0.02-$0.03). All such shares were immediately vested resulting in an immediate expense on each grant date.

From October 1, 2006 through January 5, 2007, the Company issued an aggregate of 18,666,668 shares of common stock under a forbearance agreement (See Note 8) valued at an aggregate $350,000, based on the quoted trading prices on the various grant dates (ranging from $0.01-$0.05). All such shares were immediately vested resulting in an immediate expense on each grant date.

From October 1, 2006 through January 5, 2007, the Company issued an aggregate of 40,000,000 shares of common stock upon conversion of a portion of a related party convertible note payable (See Note 5(b)). All of the issued shares were assigned to third parties for services. The 40,000,000 shares were valued at an aggregate $442,000, based on the quoted trading prices on the various grant dates (ranging from $0.004-$0.05). All such shares were immediately vested resulting in an immediate expense on each grant date. As of January 5, 2007, 749,684,203 shares can be issued upon conversion of the remaining balance of the note.

16

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD AUGUST 22, 2004 (INCEPTION) THROUGH
DECEMBER 31, 2004 AND THE YEAR ENDING DECEMBER 31, 2005

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY

INDEX

Page(s)
Report of Independent Registered Accounting Firm	1
Consolidated Balance Sheet as of December 31, 2005	2
Consolidated Statements of Operations for the period August 22, 2004 (inception) through December 31, 2004 and the year ended December 31, 2005	3
Consolidated Statement of Changes in Stockholders’ Deficiency for the Period August 22, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005	4
Consolidated Statements of Cash Flows for the Period August 22, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005	5
Notes to Consolidated Financial Statements	7-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Global I.T. Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Global I.T. Holdings, Inc. and Subsidiary (the "Company") as of December 31, 2005 and the related consolidated statement of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2005 and for the period August 22, 2004 (inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global I.T. Holdings, Inc. and Subsidiary at December 31, 2005 and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period August 22, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 2 to the Consolidated Financial Statements, the Company has a working capital deficit and has incurred losses since operations commenced. The Company's continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as the Company continues to incur losses. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.

/s/ WIENER, GOODMAN & COMPANY, P.C.
Eatontown, New Jersey

July 28, 2006

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
BALANCE SHEET
DECEMBER 31, 2005

ASSETS
Current Assets:
Cash	$59,705
Accounts receivable, net	641,770
Due from factor	60,435
Prepaid expenses	5,423
Total Current Assets	767,333

Property and Equipment, net	16,667

Other Assets:
Customer list, net	1,078,000
Debt issue costs	24,045
Other	35,645
Total Other Assets	1,137,690

TOTAL ASSETS	$1,921,690

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable	$379,541
Accrued interest	324,201
Accrued liquidated damages	231,030
Accrued payroll and commissions	102,393
Due to factor	408,973
Convertible notes payable, related parties, net of discount	472,539
Notes payable	1,195,000
Warrant liability	40
Embedded conversion option liability	625,889
Total Current Liabilities	3,739,606

Long Term Liabilities:
Convertible notes payable, net of discount	237,614
Total Long Term Liabilities	237,614

Total Liabilities	3,977,220

Commitments and contingencies (See Note 10)

Stockholders’ Deficiency
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.00001 par value, 10,000,000,000 shares authorized, 8,021,337 issued and outstanding	80
Additional paid-in capital	324,213
Accumulated deficit	(2,379,823)
Total Stockholders’ Deficiency	$(2,055,530)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$1,921,690

See notes to consolidated financial statements.

2

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
FOR THE PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDING DECEMBER 31, 2005

	Year Ended December 31, 2005	Period August 22, 2004 (Inception) to December 31, 2004

Net sales	$3,771,758	$1,558,495
Cost of sales	2,527,075	1,054,778
Gross profit	1,244,683	503,717

Operating Expenses
Depreciation and amortization	304,000	101,333
Selling, general and administrative expenses	2,363,565	808,544
	2,667,565	909,877

Loss from operations	(1,422,882)	(406,160)

Other Income (Expense)
Interest expense	(1,623,139)	(210,472)
Change in fair value of derivative liabilities	1,282,648	-
Interest income	4	178
Total Other Income (Expense)	(340,487)	(210,294)

Net Loss	$(1,763,369)	$(616,454)

Net loss per share - basic and diluted	$(.52)	$(.72)

Weighted average shares outstanding during the period - basic and diluted	3,413,101	857,097

See notes to consolidated financial statements.

3

GLOBAL I.T. HOLDINGS AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2005

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total

Balance, August 22, 2004	-	$-	-	$-	$-	$-	$-
Issuance of founders stock	10	-	857,097	9	2,244	-	2,253
Net Loss, 2004	-	-			-	(616,454)	(616,454)
Global IT - Private, December 31, 2004	10	-	857,097	9	2,244	(616,454)	(614,201)
Shares issued for services	-	-	46	-	16	-	16
Deemed issued to shareholders of shell Company per recapitalization	-	-	1,135,714	11	(11)	-	-
Conversion of preferred stock to common stock	(10)	-	5,578,572	56	(56)	-	-
Conversion of Highgate House	-	-	449,908	4	67,496	-	67,500
Reclassification of derivative liability to equity	-	-	-	-	254,524	-	254,524
Net Loss, 2005	-	-	-	-	-	(1,763,369)	(1,763,369)
Balance, December 31,2005	-	$-	8,021,337	$80	$324,213	$(2,379,823)	$(2,055,530)

See notes to consolidated financial statements.

4

GLOBAL I.T. HOLDINGS AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2005	Period August 22, 2004 (Inception) to December 31,2004
Cash Flows from Operating Activities:
Net loss	$(1,763,369)	$(616,454)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt issue costs	16,634	90,216
Amortization of debt discount on notes	1,340,550	50,406
Amortization of customer list	294,000	98,000
Depreciation	10,000	3,333
Stock for services	16	-
Change in fair value of derivative liability	(1,282,648)	-
Bad debt expense	45,000	-
Settlement expense	210,000	-
Expense converted to note	13,472	-
Changes in operating assets and liabilities (Increase) Decrease in:
Accounts receivable, net	(91,961)	(94,809)
Prepaid expenses	5,537	(10,959)
Other assets	(35,645)	-
Cash overdraft	-	-
Accounts payable	287,383	92,158
Accrued payroll taxes payable	(5,858)	108,251
Accrued liquidated damages	209,709	21,321
Accrued Interest	265,954	58,247
Due to factor	27,743	320,795
Net Cash Provided by (Used in) Operating Activities	(453,483)	120,505

Cash Flows from Investing Activities:
Due from officer	-	(12,000)
Acquisition of business assets	-	(900,000)
Net Cash Used in Investing Activities	-	(912,000)

Cash Flows from Financing Activities:
Bank overdraft (repayment)	(48,392)	48,392
Common stock issued for cash	-	2,253
Repayment of officer note	12,000	-
Note proceeds	1,134,005	745,550
Note principal repayments	(589,125)	-
Net Cash Provided by Financing Activities	508,488	796,195

Net Increase (Decrease) in Cash	55,005
Cash - Beginning of Period	4,700	-
Cash - End of Period	$59,705	$4,700

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Promissory note issued for business acquisition	$-	$1,100,000
Debt issue costs	36,445	94,450
Debt discount relating to lender fees	135,550	60,000
Debt discount relating to derivatives	2,163,101	-
Reclassification of derivative liability to equity	254,524	-
Conversion of debt to common stock	$67,500	$-

See notes to consolidated financial statements.

5

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company specializes in providing information technology professionals to clients on a temporary contract basis for an hourly fee and providing employee placement services for a fixed fee.

On August 19, 2004, Global I.T. Holdings, Inc. (the “Company”, “we” “us”, “our” or “Global”) entered into a Stock Purchase Agreement and Share Exchange with Platinum IT Consulting, Inc.(“Platinum”), whereby Platinum became Global’s wholly owned subsidiary.

On August 26, 2004, Global through its subsidiary, acquired certain assets of Platinum I.T. Holdings, Inc. and Parker Clark Data Processing, Inc.

On June 14, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) between High Road International, Inc. (“Highroad”) an inactive public shell and Global IT Holdings, Inc. (“Global”), a Nevada corporation, Highroad purchased all of the outstanding shares of Global for a total of 857,143 shares of the Company’s common stock and 10 shares of the Company’s preferred stock. Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became a wholly owned subsidiary of the Company. This transaction was accounted for as a recapitalization of the Company.

On June 17, 2005, pursuant to a Plan of Merger between the Company and its subsidiary Global, Global was merged into the Company, the surviving corporation. Pursuant to the Agreement, on June 27, 2005, the Company filed an amendment in the State of Nevada changing the name of the company to Global IT Holdings, Inc. and increasing the amount of authorized stock to 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 30, 2005, the Company filed an additional amendment in the State of Nevada further increasing the amount of authorized stock to 10,000,000,000 shares of common stock and 10,000,000 shares of preferred stock and decreased the par value to .00001.

One June 16, 2006, the board approved a 1 for 350 reverse stock split. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted for the effect of the changes in par value and the effect of the subsequent 1 for 350 reverse stock split.

Principals of Consolidation

The consolidated financial statements include the accounts of Global I.T. Holdings, Inc. and its wholly-owned subsidiary Platinum I.T. Consulting, Inc. All references to “the Company” in these financial statements relate to the consolidated entity. All significant Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

Significant estimates in 2005 and 2004 include an estimate of the deferred tax asset valuation allowance, allowance for doubtful accounts on accounts receivable, depreciable lives on equipment, amortization period of intangible assets, impairment valuation on intangible assets and valuation of equity related instruments and derivatives issued.

Cash and Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents as of December 31, 2005.

Accounts Receivable Allowances

An allowance for placement falloffs is recorded, as a reduction of revenues, for estimated losses due to applicants not remaining employed for the Company’s guarantee period which is generally 90 days. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect management’s estimate of the potential losses inherent in the accounts receivable balances, based on historical loss statistics.

Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2005, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

The Company has relied primarily on two related party lenders during 2004 and three lenders during 2005. Two of the lenders in 2004 and 2005 are related party principal stockholders (see Note 10). The balance due to these lenders was as follows: Related party 1: $491,500; Related party 2: $265,849; Unrelated party $882,500 as of December 31, 2005.

The Company derives approximately 90% of its revenues from employee contract services and the other approximately 10% from permanent placement fees.

The Company places a majority of its employees in the New York tri-state area and therefore there is a credit risk relating to receivables due from clients in this concentrated area.

The Company has a diverse customer base and no single customer accounted for more than 5% of its revenues.

7

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Goodwill and Other Intangibles

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS No. 142”) “Goodwill and Other Intangible Assets”. SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather they are tested at least annually for impairment unless certain impairment indicators are identified. The Company tests intangible assets for impairment annually (fourth quarter), using a fair value approach.

Impairment of Long Lived Assets

The Company reviews impairment of long lived assets whenever events or changes in circumstances indicate the carrying value may be recoverable in accordance with guidance in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts recorded for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

8

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

Stock Based Compensation

The company follows the fair value method under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” in accounting for stock-based transactions with employees and non-employees. In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” was issued. This pronouncement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS No. 123, and therefore the issuance of SFAS No. 148 did not have any impact on the company’s consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (“SFAS 123”) (revised 2004) “Share-Based Payment” (SFAS 123R”). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". At January 1, 2006, the company adopted the provisions of SFAS No. 123R.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. The Company evaluates the need for valuation allowances to reduce the deferred tax assets to realizable amounts.

Revenue Recognition

The company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  In general, the company records revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The policies set forth below reflect specific criteria for the various revenues streams of the company.

9

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

Placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed for the Company’s guarantee period which is generally 90 days.

Contract service revenues are recognized when services are rendered.

Cost of Contract Services

The cost of contract services includes the wages and the related payroll taxes and benefits of contract workers.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. There is no calculation of fully diluted earnings per share in 2005 or 2004 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive. At December 31, 2005 there were 1,358 warrants outstanding that may dilute future earning per share and there were an indeterminate amount of shares that convertible debt is convertible into that could dilute future earnings per share. As an estimate, if the convertible debt was converted at December 31, 2005, it would result in the issuance of approximately 63.4 million shares or 64.6 million considering a subsequent amendment to one of the Notes to fix the conversion rate.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), which will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, if granted, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to the Company as of the beginning of the Company's 2006 fiscal year. The Company is currently evaluating its position and will make its determination to account for stock-based compensation costs either prospectively or retroactively at the time of adoption. The adoption of SFAS 123(R) is not expected to have a material effect on the Company's results of operations.

In December 2004, the FASB issued SFAS No. 153, an amendment of APB Opinion No. 29 “Exchanges of Non-monetary Assets”. SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB No. 29 for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material effect on the Company's financial position or results of operations.

10

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period−specific effects or the cumulative effect of the change. When it is impracticable to determine the period−specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB

2.	GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $1,763,369 and net cash used in operations of $453,483 for the year ended December 31, 2005, and a working capital deficit of $2,972,273, a stockholders’ deficit of $2,055,530 an accumulated deficit of $2,379,823 at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

Management is seeking additional investment capital and has been negotiating with a lender who may invest up to $1,500,000 into the Company in exchange for convertible debentures and warrants.

The Company is also taking actions to improve its operating results and cash flows through a plan to increase the sales and marketing team in order to increase revenues.

3.	ACQUISITION

On August 22, 2004, Global, through its subsidiary, acquired certain assets of Platinum I.T. Holdings Inc. and Parker Clark Data Processing Inc., companies that specialize in providing information technology professionals to clients on a temporary contract basis, for $2,000,000. To finance this transaction, the Company borrowed $900,000 which was paid to the sellers and issued the sellers a note in the amount of $1,100,000. The purchase price has been allocated to both tangible and intangible assets and liabilities based on estimated fair values after. Approximately $1,470,000 of identifiable intangible assets (*customer lists) arose from this transaction; such intangible assets are being amortized on a straight line basis over a period of five years.

11

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

These transactions were accounted using the purchase method of accounting and, accordingly, the results of operations have been included in the Company's financial statements from August 22, 2004.

The fair value of the assets acquired has been allocated as follows:

Accounts Receivable	$500,000
Property and equipment	30,000
Customer list	1,470,000
Total	$2,000,000

There is no pro forma information to disclose as the Company inception date is the same as the acquisition date.

4.	CUSTOMER LIST

Effective August 22, 2004, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to, at a minimum, an annual impairment test. If the carrying value of goodwill or intangible assets exceeds its fair market value, an impairment loss would be recorded. Upon adoption of SFAS No. 142 on August 22, 2004, the Company completed an impairment test, and based on the results of management's valuation performed, management concluded that there was no impairment.

Amounts assigned to the customer list upon acquisition (see Note 3) have been determined by management. Management considered a number of factors in determining the fair value of the acquired customer list. Those factors include estimating the fair value of the acquired business, comparing the quantity of customers acquired to the purchase price differential and computing a fair value per customer, assessing the reasonableness of the fair value per customer based on historical data and comparing the fair value of the business to the purchase price differential. Management believes its estimate of the fair value of the customer list is reasonable. The customer list is being amortized over 5 years. Amortization expense was $98,000 for the period August 22, 2004 through December 31, 2004 and $294,000 for the year ended December 31, 2005.

The components of the customer list at December 31, 2005 are as follows:

	Gross Carrying Amounts	Accumulated Amortization
Customer List	$1,470,000	$392,000

Estimated amortization expense for intangible assets for the next four years is as follows:

Year Ending December 31,	Estimated Amortization Expense
2006	$294,000
2007	$294,000
2008	$294,000
2009	$196,000

Amortization expense for the years ended December 31, 2005 and 2004 was $294,000 and $98,000, respectively

12

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

5.	ACCOUNTS RECEIVABLE AND FACTOR AGREEMENT

The Company factors trade accounts receivable, with recourse, pursuant to a one year factoring agreement (the “Agreement”) entered into in August 2004. Under the Agreement, the factor originally advanced 85% of the face value of specific approved customers up to a maximum of $2,000,000, with a monthly minimum of $500,000 based on a rolling three-month average. The company was charged a facility fee of 1% on the total committed factoring facility, which was paid at closing. At December 31, 2005, the Company has pledged all of its eligible accounts receivable. The factor agreement is also secured by a lien on all of the Company’s tangible assets. Due to the recourse provision, the factoring arrangement is accounted for a as a secured borrowing and the balance due to the factor was $348,538 at December 31, 2005. The fair value of this liability approximates the carrying value due to the short term nature of the liability.

Accounts Receivable at December 31, 2005 is as follows:

Accounts receivable	$686,770
Less: Allowance for doubtful accounts	(45,000)
Accounts Receivable, net	$641,770

Bad debt expense for the years ended December 31, 2005 and 2004 was $45,000 and $0, respectively.

In December 2005, a new factor Company purchased the above mentioned factor agreement pursuant to an assignment and assumption agreement between the old and new factor Company’s. On February 24, 2006, the Company entered into an amended and restated Agreement with the new factor. The one year amended agreement called for a guaranteed monthly volume of $150,000 in accounts receivable factored based on an average of the preceding 3-months factor amounts and a minimum discount fee based on the minimum guaranteed volume. All other terms and conditions remained the same, including the recourse provision.

6.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2005 consist of the following:

Machinery & Equipment	$30,000
Less accumulated depreciation	13,333
TOTAL	$16,667

Depreciation expense and amortization is computed using the straight-line method over the estimated useful lives of 3 - 7 years. We incurred depreciation expense of $10,000 and $3,333 for the years ended December 31, 2005 and 2004, respectively.

13

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

7.	CONVERTIBLE NOTES PAYABLE, CONVERTIBLE NOTES PAYABLE, RELATED PARTY AND NOTES PAYABLE

The following tables reflect current convertible and non-convertible notes and loans as of December 31, 2005:

Series A Convertible notes payable, related parties, unsecured - 10% (a)	$481,474
Series A convertible notes payable, related parties, secured - 6.5% (b)	275,875
5% Secured convertible debenture, secured (c)	882,500
Series A convertible notes payable - related party (see Note 9)- 6.5% (b)	38,000
Total convertible notes	1,677,849
Less current portion	(795,349)
Less Debt discount on long term portion	(644,886)
Total long term convertible notes, net	$237,614

Current portion of convertible notes	$795,349
Less debt discount on current portion	(322,810)
Total current portion of convertible notes and convertible notes related party, net	$472,539

Current Non-convertible notes payable are as follows as of December 31, 2005:

Promissory Note, secured (d)	$1,000,000
Promissory Note, unsecured (d)	195,000
Total current non-convertible promissory notes	$1,195,000

Interest expense on all convertible and non-convertible notes for the years ended December 31, 2005 and 2004 was $265,953 and $69,849, respectively.

The weighted average interest rate on short term obligations was 6.6% at December 31, 2005.

(a)
Series A convertible notes payable which accrue interest as 10% mature on June 26, 2006. (except for one Note - see below) The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trading price five days before conversion times 80% or (ii) the average of the lowest three days trading price five days before funding. The notes contain registration rights (see below). One of the notes for $25,474 accrues interest at 10% and is due May 31, 2006. This note is convertible into common stock at 60% of the average closing bid price 3 days prior to conversion. In April 2006 the conversion terms were amended to fix the conversion shares at 2,285,715 shares of common stock. The notes were not paid by May 31, 2006 and are in default.

14

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

(b)
Series A convertible notes payable which accrue interest as 6.5% matured on December 31, 2004 and are currently in default. The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trade price during the twenty days before conversion times 75% or (ii) the average lowest of the lowest three days trade price during the twenty days prior to the funding date times 75%. The notes contain registration rights (see below). These notes are secured by all assets of the Company.

(c)
This represents one note with an original principal of $950,000 which accrues interest at 5% and matures June 29, 2007. The note is convertible into common stock at the lesser of (i) 100% of the average closing bid price per share of the common stock before the five trading days immediately preceding the closing date and (ii) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. During 2005, $67,500 was converted (see below). The debenture is secured by all the assets of the Company. The Company simultaneously issued to the Investor a three-year Warrant to purchase 1,358 Shares of the Company’s common stock at an exercise price of $0.001. The Investor has piggy-back registration rights for the shares of common stock underlying the debenture and warrant

(d)
In August 2004, the Company entered into a note agreement with its former owners in the amount of $1,100,000. The note bears interest at a rate of 10% per annum. The note is payable over the term of 48 months and secured by substantially all assets of the Company. In addition, the security agreement required the Company to establish a closing account reserving $300,000 by February 2005 and deliver certain collateral to the creditor to hold. There was $225,000 due in 2005 of which only $100,000 was paid. The note holder initiated a lawsuit to collect and in April 2006 a summary judgment was ordered against the Company the pay $1,184,456 which represents the $1,000,000 principal plus accrued interest through November 23, 2005. Interest accrues on the full $1,184,456 at a default rate of 15%. In addition, the creditor plaintiffs are continuing their legal action against the Company to include $300,000 damages plus other expenses. As a result of the judgment, the full $1,000,000 principal is being reflected as a current liability at December 31, 2005.

Payments of $100,000 were made during 2005. The company failed to make the full scheduled payments of $225,000 due in 2005. The note is currently in default.

In August 2005, the company received a judgment against it relating to rent due to a prior landlord. The judgment was for $262,364 of which $52,364 was paid immediately and the remaining balance of $210,000 was settled in the form of a non-interest bearing promissory note with payments due as follows: August 15, 2005, $15,000; September 15, 2005, $15,000; and 36 equal monthly payments of $5,000 each starting October 15, 2005. Through December 31, 2005, the Company made the first August 15, 2005 payment and became in default after not making any additional scheduled payments the balance at December 31, 2005 was $195,000.

The Company evaluated all convertible notes issued in 2004 and 2005 to determine if the embedded conversion options were derivatives pursuant to SFAS 133 and related interpretations including EITF 00-19. The Company determined that the embedded conversion options were not derivatives when the Company was not publicly traded prior to June 2005 since the underlying shares were not easily convertible to cash. In addition, there was no intrinsic beneficial conversion value of the conversion rights.

15

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

In June 2005, when the Company became publicly traded, the Company re-evaluated the existing convertible debentures and determined the embedded conversion options qualified as derivatives pursuant to SFAS 133 since the conversion prices are variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying several of the notes are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion options of all convertible notes re-evaluated on in June 2005 was of $1,498,993 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 0 (for matured notes) to 1 years, volatility of 241%, zero dividends and interest rate of 3.66%. The $1,498,993 was allocated $1,281,474 to debt discount, the maximum to be recorded, and $217,519 to operations as a change in fair value of derivatives. The discounts are amortized to interest expense over the terms of the notes. Amortization in 2005 was $1,108,607. In July 2005, $491,125 of Notes was paid down resulting in a pro rata portion equaling $128,319 of the fair value of the embedded conversion option derivative liability being reclassified to additional paid-in capital. Changes in the fair value of the derivative liability through December 31, 2005 are recorded in other income (expense).

In July 2005, the Company issued a 5% Secured Convertible Debenture for $950,000 due in 2 years and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion option on the issuance date was of $1,972,576 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 2 years, volatility of 241%, zero dividends and interest rate of 3.66%. The $1,972,576 was allocated $949,495 to debt discount the maximum to be recorded, and $1,023,081 to operations as a change in fair value of derivatives. The discount is amortized to interest expense over the 2-year term of the note. Amortization in 2005 was $305,000. During 2005, $67,500 of the note was converted to common stock resulting in a reclassification of the fair value of the related embedded conversion option derivative liability at the conversion dates aggregating $126,205. Changes in the fair value of the derivative liability through December 31, 2005 are recorded in other income (expense). In addition, due to the authorized shares issue, the 1,358 warrants were determined to be classified as derivative liabilities pursuant to EITF 00-19 and recorded at their fair value of $505 at the issuance date. Changes in the fair value of the warrant liability through December 31, 2005 are recorded in other income (expense).

In December 2005, the Company issued a $70,000 convertible promissory note and determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control. In addition, the conversion shares underlying the note are subject to registration rights with liquidated damages at 2% per month of the Note balance (see below). The fair value of the conversion option on the issuance date was of $31,267 as was computed using a Black-Scholes option pricing method with the following assumptions: term of 2 years, volatility of 241%, zero dividends and interest rate of 3.66%. The $31,267 was allocated to debt discount. The discount is amortized to interest expense over the 7 month-term of the note. Amortization in 2005 was $4,518. Changes in the fair value of the derivative liability through December 31, 2005 are recorded in other income (expense).

16

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

All of the above notes in 2004 and 2005 had various fees withheld from the proceeds representing fees to the lender or debt issue costs to third parties. Fees to the lenders are accounted for as debt discounts and fees to third parties are recorded as deferred debt issue costs non-current assets, both to be amortized over the debt terms. Amortization of fee related debt discounts into interest expense was $50,420 and $50,406 in 2005 and 2004 respectively and amortization of debt issue costs into debt issue costs expense in 2005 and 2004 was $16,635 and $90,216 respectively.

The underlying conversion shares of several convertible notes are subject to registration rights with filing deadlines ranging from 30 to 90 days and effectiveness deadlines ranging from 90 to 180 days. The registration rights agreement specifies liquidated damages of 2% of the loan value for each 30 days the Company is not in compliance. Liquidated damages expense incurred in 2005 and 2004 was $209,709 and $21,321 and accrued liquidated damages at December 31, 2005, was $231,030.

8.	STOCKHOLDERS’ EQUITY

Capital Structure

We are authorized to issue up to 10,000,000,000 shares of our common stock, $0.00001 par value per share, of which 8,021,337 were issued and outstanding as of December 31, 2005. Additionally, at December 31, 2005, the Company has held in escrow 13,121,521 shares as a reserve for shares to be issued upon conversion of a convertible debenture. These escrow shares are not considered issued or outstanding for accounting purposes (See Note 7 (c)). We are authorized to issue 10,000,000 shares of preferred stock.

Reverse stock split

On April 12, 2005 the board approved a 1 for 1000 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.

On June 16, 2006 the board approved a 1 for 350 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.

Recapitalization

On June 14, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) between High Road International, Inc. (“Highroad”) an inactive public shell and Global IT Holdings, Inc. (“Global”), a Nevada corporation, Highroad purchased all of the outstanding shares of Global for a total of 857,143 shares of the Company’s common stock and 10 shares of the Company’s preferred stock. Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became a wholly owned subsidiary of the Company. This transaction was accounted for as a recapitalization of the Company. Accordingly, the accompanying consolidated financial statements reflect the assets and liabilities of both companies combined at the recapitalization date, the historical operations of Global and the operations of Highroad from the recapitalization date.

17

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

On June 17, 2005, pursuant to a Plan of Merger between the Company and its subsidiary Global, Global was merged into the Company, the surviving corporation. Pursuant to the Agreement, on June 27, 2005, the Company filed an amendment in the State of Nevada changing the name of the company to Global IT Holdings, Inc. and increasing the amount of authorized stock to 3,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. On June 30, 2005, the Company filed an additional amendment in the State of Nevada further increasing the amount of authorized stock to 10,000,000,000 shares of common stock and 10,000,000 shares of preferred stock and decreasing the par value to .00001.

Preferred Stock

Each share of preferred stock is convertible into 557,858 shares of the Company’s common stock pursuant to the Certificate of Designation. In 2005, the 10 shares of preferred stock issued as part of the recapitalization above was converted to 5,578,572 common shares of the Company.

Common Stock

In 2004, the Company issued 857,097 common shares to founders for $2,253.

In April 2005 the Company affected a 1 for 1000 reverse stock split to eliminate certain shareholders holding small amounts of shares. Immediately after the reverse split, the Company reissued shares to the other shareholders to restore them to their prior pre-reverse split share quantities and issued an additional 46 to certain existing shareholders for services rendered. Management determined this action to be in effect a recapitalization with no financial accounting effect. The additional 46 shares, however, were valued at the $.35 per share quoted trading price of the common stock on the grant date resulting in an expense of $16.

In June 2005 the Company was deemed to have issued 1,135,715 common shares to the original shareholders of the public shell, Highroad as part of the recapitalization discussed above. There was no net financial accounting effect other than an increase in par value and decrease in additional paid-in capital of $11.

During 2005, the $950,000 convertible note holder converted $67,500 of the debt and was issued 449,909 common shares.

Warrants and Options

There were no compensatory warrants or options granted to employees or non-employees during 2005 or 2004.

18

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

During June 2005 there were 1,358 common stock warrants issued with a convertible debenture at an exercise price of $0.001 per common share. The exercise price is subject to standard anti-dilution provisions and shall also be reduced if the Company sells shares at a price less than the exercise price. The warrants are immediately exercisable and expire June 29, 2008. The Investor has piggy-back registration rights for the shares of common stock underlying the warrant. The warrants are classified as derivative liabilities. (see Note 7).

9.	INCOME TAXES

There was no income tax expense for the periods ended December 31, 2005 and 2004 due to the Company’s net losses.

The Company’s tax expense differs from the “expected” tax expense for the periods ended December 31, 2005 and 2004, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

	2005	2004
Computed “expected” tax expense (benefit)	$(599,545)	$(209,594)
State income taxes, net of federal benefit	(93,106)	(32,549)
Change in fair value of derivatives	(436,100)	-
Amortization of debt discount from derivatives	438,644	-
Meals and entertainment	1,149	386
Change in valuation allowance	688,598	241,757
	$-	$-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

2005
Deferred tax assets:
Net operating loss carryforward, Federal	$789,756
Net operating loss carryforward, State	125,020
Accounts receivable allowance	15,300
Total gross deferred tax assets	930,076
Less valuation allowance	(930,076)
Net deferred tax assets	$-

The valuation allowance at December 31, 2004 was $241,757. The change in valuation allowance from January 1, 2005 to December 31, 2005 was and increase of $688,598.

As of December 31, 2005 and 2004, the Company had net operating loss carry forwards of approximately $2,322,810 and $615,319 for federal and state tax purposes, which expire in various amounts through 2025. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

19

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

Under the provision of the Tax Reform Act of 1986, when there has been a change in an entity’s ownership of 50 percent or greater, utilization of net operating loss carry forwards may be limited. As a result of the Company’s equity transactions, the Company’s net operating losses may be subject to such limitations and may not be available to offset future income for tax purposes.

10.	RELATED PARTIES

The Company entered into a Series A 6.5% convertible promissory note for $50,000 with the former CEO of the Company during the time he was CEO, (see Note 7) The Company also had advancements due from this officer totaling $12,000. The Company utilized a right of set-off, leaving the outstanding debt at $38,000 as of December 31, 2005. This former officer is in litigation with the Company (see Note 11).

The Company has notes payable to two related party principal stockholders of $491,500 and $265,849 (see Note 1 concentrations)

11.	COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into certain operating leases, primarily for office premises. The appropriate minimum rental commitments for 2005 and thereafter are as follows:

2006	105,650
2007	108,290
2008	111,002
2009	113,776
2010	48,314
Thereafter	-
$487,032

Rental expense in 2005 and 2004 was $197,168 and $67,311, respectively.

Legal matters

In August 2004, the Company entered into a note agreement with its former owners in the amount of $1,100,000. The note bears interest at a rate of 10% per annum. The note is payable over the term of 48 months and secured by substantially all assets of the Company In addition the security agreement required the Company to establish a closing account reserving $300,000 by February 2005 and deliver certain collateral to the creditor to hold. There was $225,000 due in 2005 of which only $100,000 was paid. The note holder initiated a lawsuit to collect and in April 2006 a summary judgment was ordered against the Company the pay $1,184,456 which represents the $1,000,000 principal plus accrued interest through November 23, 2005. Interest accrues on the full $1,184,456 at a default rate of 15%. In addition, the creditor plaintiffs are continuing their legal action against the Company to include $300,000 damages plus other expenses.

20

GLOBAL I.T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD AUGUST 22, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2005

In October 2005 the company received a notice from an attorney of a creditor. The creditor is a former officer of the Company who is owned $38,000 plus accrued interest under a promissory note. The notice advises the Company that the note was due on December 31, 2004 and is in default and demands full payment.

From time to time we may become subject to other proceedings, lawsuits and other claims in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

12.	Subsequent events

In 2006 the Company issued a convertible debenture for $85,000 and received proceeds of $70,000 after lender fees of $8,500 and debt issue costs of $1,500. The note is convertible at the lesser of (i) average of the lowest 3 days during 20 days before conversion times 75% or (ii) average of the lowest 3 days during 20 days prior to funding times 75%. Management determined the embedded conversion option qualified as a derivative pursuant to SFAS 133 since the conversion price is variable and the ability to have enough authorized common shares to fulfill its potential obligations under convertible debt contracts is not under the Company control.

On April 17, 2006 the Company executed a consulting services agreement whereby the consultant will provide certain communications and public relations services for a term of 6 months for 887,226 common shares. As of June 2006 the consideration has not been issued and services have not been provided.

On June 16, 2006 the board approved a 1 for 350 reverse split of the Company’s issued and outstanding common stock. All share and per share data in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effects of the reverse stock split.

21

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.

Articles of Incorporation and Bylaws
The Company’s Articles of Incorporation and its Bylaws provide for the indemnification by the Company or its subsidiary of a present or former director or officer (and the heirs and personal representatives of any such person). The Company will indemnify such persons against all costs incurred by him or her in any proceeding to which he or she is made a party by reason of his or her acting as a director, officer, employee or agent of the Company. Nevada law also provides for discretionary indemnification for each person who serves as or at the Company’s request as one of its officers or directors.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers and employees as follows:

(a)
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$284.62
Legal Fees and Expenses	$45,000.00
Accounting Fees and Expenses	$50,000.00
Miscellaneous	$25,000.00
Total	$120,284.62

Item 26. Recent Sales of Unregistered Securities

Since January 1, 2004, the registrant has issued and sold the following unregistered securities:

(1) On August 24, 2004, Global IT Holdings, Inc., a Nevada corporation which whom we would merge in June 2005, issued Series A 6.5% convertible debentures to 3 investors in the aggregate principal amount of $800,000. The notes are convertible into common stock at the lesser of (i) the average of the lowest three days trade price during the twenty days before conversion times 75% or (ii) the average lowest of the lowest three days trade price during the twenty days prior to the funding date times 75%. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The securities were issued to an entity qualified as an "accredited investor," as that term is defined in the Act.

(2) On November 10, 2004, we sold a 10% convertible debenture in the principal amount of $50,000 due December 31, 2004 to one investor for $50,000. The conversion price was originally based on 60% of the three day trading average trading price. The conversion price was amended on November 12, 2004 such that the balance of the note could be converted into an aggregate of 2,285 shares. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The securities were issued to a person qualified as an "accredited investor.”

(3) In April 2005 we issued 46 shares to certain existing shareholders for services rendered. The transaction was in reliance upon the exemption from registration set forth in Rule 701 promulgated under the Securities Act

(4) On June 14, 2005, when we were known as “High Road International, Inc.” we purchased all of the outstanding shares of Global IT Holdings, Inc., for a total of 857,143 shares of our common stock and 10 shares of our preferred stock to the former Global shareholders. Each share of preferred stock was convertible into 549,286 shares of our common stock pursuant to the Certificate of Designation. Pursuant to the Agreement, Global became our wholly owned subsidiary. Following this transaction, all shares of our preferred stock were converted into 5,492,860 shares of our common stock and we merged with Global and changed our name to “Global IT Holdings, Inc.” This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act.

(5) On June 30, 2005, we issued a 5% secured convertible debenture in the principal amount of $950,000 and a warrant to purchase 1,357 shares of our common stock at $0.01 per share to Highgate House, LLC for $950,000. The debenture matures on June 29, 2007. The debenture may be converted into common stock at the lesser of (a) 100% of the average closing bid price per share of common stock for the 5 trading days prior to June 30, 2005 or (b) 75% of the lowest closing bid price of the common stock during the 5 trading days immediately preceding the conversion date. During 2005, this note holder converted $67,500 of the debt and was issued 449,908 common shares. The note and stock issuance transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The securities were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued and (4) none of the shares issued were offered in conjunction with any public offering.

(6) In December 2005, we issued a $70,000 convertible promissory note. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The securities were issued to an entity qualified as an "accredited investor," as that term is defined in the Act.

(7) In June 2006, we issued an additional $85,000 convertible promissory note. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The securities were issued to an entity qualified as an "accredited investor," as that term is defined in the Act.

(8) On August 25, 2006, we sold 10% secured convertible debentures (the “Cornell Debentures”) to Cornell Capital Partners, LP (“Cornell”) to raise $950,000 pursuant to a Securities Purchase Agreement dated thereof. We received $675,000 upon closing, and received another $275,000 immediately prior to the date the registration statement was filed pursuant to Investors Registration Rights Agreement dated thereof between us and Cornell. The Cornell Debentures mature on February 25, 2007 and May 10, 2007, respectively. The Cornell Debentures are convertible from time to time into our common stock by Cornell at the price per share equal to, at the option of Cornell, (1) seventy-five percent (75%) of the lowest volume weighted average price of our common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the conversion date and (2) $0.035. Cornell also received a three-year Series A warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.001 per share (the “Series A Warrant”) and a three-year Series B warrant to purchase 1,500,000 shares of common stock at an exercise price of the lesser of (a) $.024 per share and (b) 75% of the lowest closing bid price on the exercise date (the “Series B Warrant”). The shares underlying the Series A Warrant, Series B Warrant and the Cornell Debentures are being registered on this registration statement. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued and (4) none of the shares issued were offered in conjunction with any public offering.

(9) On October 6, 2006, we issued 1,000,000 shares of our common stock to Ed/Ralph Associates, Inc. pursuant to the payment terms of the Forbearance Agreement described in the Legal Proceedings section herein under Ed/Ralph Associates, Inc. and Ralph/Ed Associates, Inc. v. Platinum IT Consulting, Inc. and Global IT Holdings, Inc. On November 16, 2006, we issued an additional 4,000,000 shares and 2,666,667 shares of our common stock to Edward Marian and Ralph Tuzzolo, respectively, pursuant to the payment terms of the Forbearance Agreement. On December 11, 2006, we issued an additional 11,000,001 shares of our common stock to Edward Marian pursuant to the terms of the Forbearance Agreement. These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Act.

(10) On October 28, 2006, we issued 40,000,000 and 20,000,000 shares of our common stock to Craig Press and Donna Silverman, respectively, for services rendered as our directors and officers or consultants. These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Act.

(11) On October 28, 2006, we issued 60,000,000 shares of our common stock to Advantage Capital Development Corp. for bridge loans and for extensions of maturity dates of loan obligations. We also issued 150,000,000 shares of our common stock to Knightsbridge Capital or its assigns for investment banking and consulting services. These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Act.

(12) On January 5, 2007, we issued 30,000,000 shares of our common stock to The Subway.com, Inc., for financial consulting services. This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act.

Item 27. Exhibits

(a)  Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	Include any additional or changed material information on the plan of distribution.

2.   For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

3.   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

4.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.   In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.   Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

7.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

8.   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 12, 2007.

GLOBAL IT HOLDINGS, INC.

By:	/s/ Craig S. Press

Chairman, Chief Executive Officer and Vice President

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Global IT Holdings, Inc. hereby constitutes and appoints Craig S. Press, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of Common Stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Director	January 12, 2007
Donna Silverman

*	Director, President	January 12, 2007
Ralph Tuzzolo

*	Chairman, Chief Executive Officer, and Vice President	January 12, 2007
Craig S. Press

*	/s/ Craig S. Press	January 12, 2007
Craig S. Press Attorney-in-Fact

EXHIBIT LIST
  Item 27. Exhibits.
2.1	Common Stock Share Exchange Agreement between High Road International, Inc. and Global IT Holdings, Inc. dated as of June 14, 2005 (1)
2.2
Asset Purchase Agreement by and between Platinum IT Consulting, Inc., Josaden International Resources Inc. and Parker, Clark Data Processing, Inc. and Platinum I.T. Consulting Inc. dated May 26, 2004 (1)

2.3	Stock Purchase Agreement and Share Exchange by and among Global IT Holdings, Inc. and Platinum IT Consulting, Inc., and Platinum Shareholders dated August 19, 2004 (1)
3.1	Articles of Incorporation of the Company, as amended (1)
3.2	Bylaws of the Company, as amended (1)
3.3	Articles of Merger (1)
4.1	Investor Registration Rights Agreement, dated as of August 25, 2006, between the Registrant and Cornell Capital Partners LP (“Cornell”) (1)
4.2	Form of 10% Secured Convertible Debenture (1)
4.3	Form of Series A Warrant (1)
4.4	Form of Series B Warrant (1)
4.5	Form of 5% Secured Convertible Debenture due June 29, 2007 (1)
4.6	Form of Warrant to purchase 475,000 shares of Registrant common stock (1)
4.7	Registration Rights Agreement dated as of June 30, 2005 by and between the Registrant and Highgate House, LLC (1)
4.8	Form of Series A 6.5% Convertible Promissory Note (1)
4.9	Form of Series A 10% Convertible Promissory Note (1)
4.10	10% Convertible Debenture in aggregate principal amount of $50,000 dated November 12, 2004 by and between the Registrant and Catherine Allen (1)
4.11
Form of Amendment to Convertible Debenture dated May 25, 2005 by and between the Registrant and Catherine Allen re: 10% Convertible Debenture in aggregate principal amount of $50,000 dated November 12, 2004 (1)

4.12	Form of Registration Rights Agreement made pursuant to Series A 10% Convertible Promissory Note (1)
4.13	Form of Registration Rights Agreement made pursuant to Series A 6.5% Convertible Promissory Note (1)
4.14	10% Promissory Note dated August 26, 2004 to Parker, Clark Data Processing, a New York corporation (“Parker New York”), and Platinum I.T. Consulting, Inc., a New York corporation (1)
4.15	Series A 6.5% Convertible Promissory Note dated August 24, 2004 by and between the Registrant and Lloyd Glick (1)
4.16	Amendment to 10% Secured Convertible Debenture and Investor Registration Rights Agreement (1)
4.17	Form of Waiver of Registration Statement Under Registration Rights Agreements (1)
5	Opinion re legality from Richardson & Patel LLP (1)
10.1	Securities Purchase Agreement dated as of August 25, 2006 between the Registrant and Cornell (1)
10.2	Security Agreement dated as of August 25, 2006 between the Registrant and Cornell (1)
10.3	Pledge and Escrow Agreement dated as of August 25, 2006 between the Registrant and Cornell (1)
10.4	Intercreditor Agreement dated August 25, 2006 between the Registrant and Cornell, Advantage Fund I, LLC and Advantage Capital Development Corp. (1)
10.5	Convertible Debenture Purchase Agreement dated as of June 30, 2005 by and between the Registrant and the purchasers listed therein (1)
10.6	Security Agreement dated as of June 30, 2005 between the Registrant and the purchasers listed therein (1)
10.7	Security Agreement dated as of August 24, 2004 between the Registrant and Advantage Capital Development Corp. (1)
10.8	Securities Subscription Agreement dated November 10, 2004 between High Road International and Catherine Allen (1)
10.9	Security Agreement dated as of August 26, 2004 between the Registrant and Parker New York (1)
10.10	Agreement of Lease dated as of January 25, 2005 between Tower 39 Associates LLC and Platinum IT Consulting, Inc. (1)
10.11	Strategic Alliance Letter Agreement dated as of January 11, 2005 between the Registrant and Global Consulting Solutions LLC, entered into by the parties on or around September 2006. (1)
10.12	Amended and Restated Accounts Receivable Purchase and Security Agreement dated February 24, 2006 by and between Platinum IT Consulting, Inc. and Rockland Credit Finance LLC (1)
10.13	Employment Agreement between Platinum IT Consulting, Inc. and Ralph Tuzzolo dated August 21, 2004
10.14	Forbearance Agreement dated September 11, 2006 by and between Ed/Ralph Associates, Inc. and Ralph/Ed Associates, Inc., and Platinum IT Consulting, Inc. and Global IT Holdings, Inc. (1)
23.1	Consent of Wiener, Goodman & Company, P.C.*
23.2	Consent of Richardson & Patel LLP (See Exhibit 5) (1)

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*Filed herewith.
(1) Filed with the Company's registration statement on Form SB-2 filed on 11/13/2006 and incorporated by reference.